As filed with the Securities and Exchange Commission on August 10, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HA SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.
(and the subsidiaries identified below in the Table of Additional Guarantor Registrants)
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6798 (Primary Standard Industrial Classification Code Number)	46-1347456 (I.R.S. Employer Identification Number)
One Park Place
Suite 200
Annapolis, MD 21401
(410) 571-9860
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christy L. Freer, Esq.
Senior Managing Director, Chief Legal Officer
HA Sustainable Infrastructure Capital, Inc.
One Park Place, Suite 200
Annapolis, MD 21401
(410) 571-9860
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Andrew S. Epstein, Esq.
Robert M. Worden, Esq.
Clifford Chance US LLP
Two Manhattan West
375 9th Avenue
New York, New York 10001
(212) 878-8000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross Border Third Party Tender Offer) ☐

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

ADDITIONAL GUARANTOR REGISTRANTS(1)(2)
Exact Name of Guarantor	State of Incorporation or Organization	I.R.S. Employer Identification Number
HAT Holdings I LLC	Maryland	46-2391801
HAT Holdings II LLC	Maryland	46-2391801
HAC Holdings I LLC	Delaware	93-4902281
HAC Holdings II LLC	Delaware	93-4920103
Hannon Armstrong Sustainable Infrastructure, L.P.	Delaware	46-2391801
Hannon Armstrong Capital, LLC	Maryland	46-2391801

(1)
The name and telephone number of each of the additional guarantor registrants, or collectively, the “Guarantor Registrants”, is One Park Place, Suite 200, Annapolis, Maryland 21401, (410) 571-9860.

(2)
The name, address, including zip code, and telephone number, including area code, of agent for service for each of the Guarantor Registrants is HA Sustainable Infrastructure Capital, Inc., One Park Place, Suite 200, Annapolis, Maryland 21401, (410) 571-9860.

The information in this prospectus is not complete and may be changed. We may not issue the Exchange Notes in the exchange offer until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where such offer or sale is not permitted.
Subject to Completion, dated August 10, 2026
PROSPECTUS
Offer to Exchange the Registered Notes Set Forth Below that
Have Been Registered Under the Securities Act of 1933, as
Amended, for Any and All Outstanding
Restricted Notes Set Forth Opposite the Corresponding
Registered Notes

Registered/Exchange Notes	Restricted/Original Notes
$1,000,000,000 5.950% Green Senior Unsecured Notes due 2033 CUSIP/ISIN: 40409AAC4/US40409AAC45	$1,000,000,000 5.950% Green Senior Unsecured Notes due 2033 144A CUSIP/ISIN: 40409AAB6/US40409AAB61 Regulation S CUSIP/ISIN: U2444XAC8/USU2444XAC84
We are offering, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, to exchange up to $1.0 billion aggregate principal amount of registered 5.950% Green Senior Unsecured Notes due 2033 (the “Exchange Notes”) for any and all of our $1.0 billion aggregate principal amount of unregistered 5.950% Green Senior Unsecured Notes due 2033 that were issued pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”) on June 24, 2026 (the “Original Notes”). The Exchange Notes will be substantially identical to the Original Notes, except the Exchange Notes will have been registered under the Securities Act and the transfer restrictions and registration rights, and related additional interest provisions, applicable to the Original Notes will not apply to the Exchange Notes. The Exchange Notes will represent the same debt as the Original Notes for which they are exchanged. We will issue the Exchange Notes under the same indenture under which the Original Notes were issued (the “Indenture”).
We refer to the Original Notes and the Exchange Notes collectively in this prospectus as the “Notes.” We refer to the exchange offer described in the immediately preceding paragraph as the “exchange offer.”
The Original Notes are, and the Exchange Notes will be, fully and unconditionally guaranteed (the “Guarantees”) on a senior unsecured basis by Hannon Armstrong Sustainable Infrastructure, L.P. (the “Operating Partnership”), Hannon Armstrong Capital, LLC (“HAC”), HAT Holdings I LLC (“HAT I”), HAT Holdings II LLC (“HAT II”), HAC Holdings I LLC (“HAC Holdings I”) and HAC Holdings II LLC, (“HAC Holdings II”, and together with the Operating Partnership, HAC, HAT I, HAT II and HAC Holdings I, the “Guarantors”). When the Exchange Notes are first issued they will be guaranteed solely by each of the Guarantors. None of our other current or future subsidiaries will be required to guarantee the Exchange Notes in the future. To the fullest extent applicable, references to the “Notes” in this prospectus include the related Guarantees.
The Original Notes sold pursuant to Rule 144A under the Securities Act bear the CUSIP number 40409AAB6, and the Original Notes sold pursuant to Regulation S under the Securities Act bear the CUSIP number U2444XAC8. The Exchange Notes will bear the CUSIP number 40409AAC4.
Terms of the Exchange Offer
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The exchange offer expires at 5:00 p.m., New York City time, on           , 2026, unless we extend it.

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The exchange offer is subject to customary conditions, which we may waive.

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We will exchange all Original Notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer for an equal principal amount of Exchange Notes.

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You may withdraw your tender of Original Notes at any time prior to the expiration of the exchange offer.

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If you fail to tender your Original Notes, you will continue to hold unregistered, restricted securities, and it may be difficult to transfer them.

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We believe that the exchange of Original Notes for Exchange Notes will not be a taxable transaction for U.S. federal income tax purposes, but you should read the discussion under the caption “United States Federal Income Tax Considerations” for more information.

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We will not receive any proceeds from the exchange offer.

Participating in the exchange offer involves risks. See “Risk Factors” beginning on page 8 for a discussion of certain factors that you should consider before deciding to tender the Original Notes in the exchange offer as well as the risk factors and other information contained herein or in the documents incorporated by reference in this prospectus.
Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the consummation of the exchange offer, which is expected to occur promptly after the Expiration Date (as defined herein), it will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”
There is no established trading market for the Original Notes or the Exchange Notes. We do not intend to list the Exchange Notes on any securities exchange or seek approval for quotation through any automated trading system and, therefore, no active public market is anticipated.
Neither HA Sustainable Infrastructure Capital, Inc. nor any of its affiliates makes any recommendation as to whether or not holders of Original Notes should exchange their Original Notes for Exchange Notes in response to the exchange offer.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this Prospectus is           , 2026.

i

THIS PROSPECTUS INCORPORATES BUSINESS AND FINANCIAL INFORMATION ABOUT US THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. WE ARE RESPONSIBLE ONLY FOR THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, WE TAKE NO RESPONSIBILITY FOR ANY SUCH INFORMATION. THIS PROSPECTUS MAY BE USED ONLY FOR THE PURPOSE FOR WHICH IT HAS BEEN PREPARED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THE APPLICABLE DOCUMENT. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.
WE ARE NOT MAKING THIS EXCHANGE OFFER TO, NOR WILL WE ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF ORIGINAL NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER WOULD VIOLATE SECURITIES OR BLUE SKY LAWS OR WHERE IT IS OTHERWISE UNLAWFUL.
You can obtain documents incorporated by reference in this prospectus, other than some exhibits to those documents, by requesting them in writing or by telephone from us at the following:
Attention: HA Sustainable Infrastructure Capital, Inc.
Investor Relations
One Park Place, Suite 200
Annapolis, Maryland 21401
(410) 571-9860
You will not be charged for any of the documents that you request.
In order to ensure timely delivery of the requested documents, requests should be made no later than            , 2026, which is five business days before the date this exchange offer expires. In the event that we extend the exchange offer, we urge you to submit your request at least five business days before the Expiration Date (as defined below), as extended.
No person should construe anything in this prospectus as legal, business or tax advice. Each person should consult its own advisors as needed to make its investment decision and to determine whether it is legally permitted to participate in the exchange offer under applicable legal investment or similar laws or regulations.
In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “HASI,” “Company,” “we,” “us” and “our” to refer to HA Sustainable Infrastructure Capital, Inc., together with its subsidiaries. References in this prospectus to the “Guarantor Registrants” refer to the Guarantors, which are listed as guarantor registrants in the registration statement of which this prospectus forms a part.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
We make forward-looking statements in this prospectus and the documents incorporated by reference in this prospectus within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are subject to risks and uncertainties. For these statements, we claim the protections of the safe harbor for forward-looking statements contained in such sections. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, we intend to identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements.
Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Forward-looking statements are not predictions of future events. Actual results may differ materially from those set forth in the forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, important factors included in the risk factors described in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (our “2025 Form 10-K”) and in subsequent periodic reports which we file with the SEC, as well as other information included or incorporated by reference in this prospectus or any applicable prospectus supplement (in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements) that could have a significant impact on our operations and financial results, and could cause our actual results to differ materially from those contained or implied in forward-looking statements made by us or on our behalf in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein.
Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances, including, but not limited to, unanticipated events, after the date on which such statement is made, unless otherwise required by law. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement. Such new factors may be included in the documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus which will be considered to be incorporated by reference into this prospectus.

MARKET AND INDUSTRY DATA
Some of the market and industry data contained, or incorporated by reference, in this prospectus are based on independent industry publications or other publicly available information. Although we believe that these independent sources are reliable, we have not independently verified and cannot assure you as to the accuracy or completeness of this information. As a result, you should be aware that the market and industry data contained in this prospectus, and our beliefs and estimates based on such data, may not be reliable.

SUMMARY
The following summary highlights selected information contained or incorporated by reference in this prospectus and does not contain all of the information that may be important to you. You should carefully read this entire prospectus, including the financial statements and related notes and the documents incorporated by reference in this prospectus, before making a decision to participate in the exchange offer.
We are an investor in sustainable infrastructure assets advancing the energy transition. With over $17 billion in Managed Assets as of June 30, 2026, our investment strategy is focused on actively partnering with clients to deploy capital primarily in income-generating real assets that are supported by long-term recurring cash flows. This strategy has enabled us to generate attractive risk-adjusted returns and provide stockholders with diversified exposure to the energy transition.
We are internally managed by an executive team that has extensive relevant industry knowledge and experience, and a team of over 170 full-time investment, operating, and technical professionals. We have long-standing, programmatic relationships with some of the leading U.S. clean energy project developers, owners and operators, utilities, and energy service companies, which provide recurring, programmatic investment and fee-generating opportunities, while also enabling scale benefits and operational and transactional efficiencies. Partnering with these clients, we are able to earn attractive risk-adjusted returns by investing in a variety of asset classes across our three primary climate solutions markets:
Behind the Meter (BTM)	Grid-Connected (GC)	Fuels, Transport, and Nature (FTN)
• Residential solar and storage	• Utility-scale solar	• Renewable natural gas
• Community, commercial, and industrial solar and storage	• Onshore wind	• Fleet decarbonization
• Energy efficiency	• Battery energy storage systems	• Ecological restoration
We operate our business in a manner that permits us to maintain our exemption from registration as an investment company under the United States Investment Company Act of 1940, as amended (the “1940 Act”).
Our principal executive offices are located at One Park Place, Suite 200, Annapolis, Maryland 21401. Our telephone number is (410) 571-9860. Our website is www.hasi.com. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus. See “Where You Can Find More Information.”

THE EXCHANGE OFFER
The summary contains basic information about the exchange offer and the Exchange Notes. This summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus. For a more detailed description of the Exchange Notes, see “Description of the Exchange Notes.” With respect to the discussion of the terms of the Exchange Notes on the cover page, in this summary of the exchange offer and under the caption “Description of the Exchange Notes,” the terms “we,” “our,” “us,” “HASI” or the “Company” refer only to HA Sustainable Infrastructure Capital, Inc., excluding its subsidiaries.
On June 24, 2026, we issued the Original Notes in a private offering to the initial purchasers in reliance on exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. We entered into a registration rights agreement with Citigroup Global Markets Inc., RBC Capital Markets, LLC, BMO Capital Markets Corp. and J.P. Morgan Securities LLC, as representatives of the several initial purchasers, in the private offering in which we agreed, among other things, to file the registration statement of which this prospectus forms a part and to complete an exchange offer for the Original Notes. The following is a summary of the exchange offer.
Original Notes
$1.0 billion of our 5.950% Green Senior Unsecured Notes due 2033, which we refer to as the “Original Notes.”
Exchange Notes
$1.0 billion of our 5.950% Green Senior Unsecured Notes due 2033, which we refer to as the “Exchange Notes.” We refer to the Original Notes and the Exchange Notes collectively as the “Notes.” The terms of the Exchange Notes will be substantially identical to the terms of the Original Notes, except that the Exchange Notes will not contain terms with respect to additional interest, registration rights or transfer restrictions.
The Exchange Offer
We are offering Exchange Notes in exchange for a like principal amount of our Original Notes. You may tender your Original Notes for Exchange Notes by following the procedures described under the heading “The Exchange Offer.”
Expiration Date; Withdrawal
The exchange offer will expire at 5:00 p.m., New York City time, on          , 2026, unless we extend it (the “Expiration Date”). You may withdraw any Original Notes that you tender for exchange not later than the close of business on the last date of acceptance for exchange (such dates of acceptance shall be a period of at least 20 business days from the date notice is mailed and each such date, an “Exchange Date”). See “The Exchange Offer — Terms of the Exchange Offer” for a more complete description of the tender and withdrawal period.
Conditions to the Exchange
Offer
The exchange offer is subject to the condition that the exchange offer does not violate any applicable law or any applicable interpretations of the staff of the SEC. However, the exchange offer is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered in the exchange offer.
Procedures for Tendering Original Notes
To participate in the exchange offer, you must properly complete and duly execute a letter of transmittal, which accompanies this prospectus, and transmit it, along with all other documents required by such letter of transmittal, to the exchange agent on or before the Expiration Date at the address provided on the cover page of the letter of transmittal.

In the alternative, you can tender your Original Notes by book-entry delivery following the procedures described in this prospectus, whereby you will agree to be bound by the letter of transmittal and we may enforce the letter of transmittal against you.
If a holder of Original Notes desires to tender such Original Notes and the holder’s Original Notes are not immediately available, or time will not permit the holder’s Original Notes or other required documents to reach the exchange agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected pursuant to the guaranteed delivery procedures described in this prospectus. See “The Exchange Offer — Procedures for Tendering the Original Notes.”
United States Federal Income Tax Consequences
Your exchange of Original Notes for Exchange Notes generally should not constitute a taxable event for U.S. federal income tax purposes. See “United States Federal Income Tax Considerations.”
Use of Proceeds
We will not receive any cash proceeds from the exchange offer.
Consequences of Failure to Exchange Your Original
Notes
Original Notes not exchanged in the exchange offer will continue to be subject to the restrictions on transfer that are described in the legend on the Original Notes. In general, you may offer or sell your Original Notes only if they are registered under, or offered or sold under an exemption from, the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not currently intend to register the Original Notes under the Securities Act.
Resales of the Exchange Notes
Based on interpretations of the staff of the SEC set forth in no-action letters issued to third parties, we believe that you may offer for sale, resell or otherwise transfer the Exchange Notes that we issue in the exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act if:
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you are not a broker-dealer tendering notes acquired directly from us for your own account;

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you acquire the Exchange Notes issued in the exchange offer in the ordinary course of your business;

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you are not participating, do not intend to participate, and have no arrangement or undertaking with anyone to participate, in the distribution (within the meaning of the Securities Act) of the Exchange Notes issued to you in the exchange offer; and

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you are not an “affiliate”, as that term is defined in Rule 405 under the Securities Act, of ours or of any of the Guarantors.

If any of these conditions are not satisfied and you transfer any Exchange Notes issued to you in the exchange offer without delivering a compliant prospectus or without qualifying for an exemption from registration, you may incur liability under the Securities Act. We will not be responsible for, or indemnify you against, any liability you incur.

Any broker-dealer that acquires Exchange Notes in the exchange offer for its own account in exchange for Original Notes which it acquired through market-making or other trading activities must acknowledge that it will deliver this prospectus or a prospectus meeting the requirements of the Securities Act when it resells or transfers any Exchange Notes issued in the exchange offer. See “Plan of Distribution” for a description of the prospectus delivery obligations of broker-dealers.
Acceptance of Original Notes and Delivery of Exchange Notes
Subject to the satisfaction or waiver of the conditions to the exchange offer, we will accept for exchange any and all Original Notes properly tendered and not withdrawn prior to the expiration of the exchange offer. We will complete the exchange offer and issue the Exchange Notes as soon as practicable after the expiration of the exchange offer.
Exchange Agent
U.S. Bank Trust Company, National Association, the trustee under the Indenture governing the Notes, is serving as exchange agent in connection with the exchange offer. The address and telephone number of the exchange agent are set forth under the heading “The Exchange Offer — The Exchange Agent.”

THE EXCHANGE NOTES
The exchange offer applies to the Original Notes outstanding as of the date hereof. The form and terms of the Exchange Notes will be identical in all respects to the form and the terms of the Original Notes except that the Exchange Notes:
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will have been registered under the Securities Act;

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will bear a different CUSIP number from the Original Notes;

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will not be subject to restrictions on transfer under the Securities Act;

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will not be entitled to the registration rights that apply to the Original Notes; and

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will not be subject to any increase in annual interest rate as described below under “The Exchange Offer — Purpose of the Exchange Offer.”

The Exchange Notes will represent the same debt as the Original Notes for which they are exchanged. We will issue the Exchange Notes under the same indenture under which the Original Notes were issued (the “Indenture”). The Indenture is governed by, and construed in accordance with, the laws of the State of New York.
The following is a brief summary of the principal terms of the Exchange Notes. For a more complete description of the terms of the Exchange Notes and the terms and provisions of the Indenture, see “Description of the Exchange Notes.” As used in this section, “we,” “our,” “us,” “HASI,” the “Company” and the “Issuer” refer to HA Sustainable Infrastructure Capital, Inc., and not its subsidiaries or any entities that are consolidated with us for financial reporting purposes, unless otherwise expressly stated or the context otherwise requires. Certain capitalized terms used under this caption “The offering” are defined under “Description of the Exchange Notes.”
Issuer
HA Sustainable Infrastructure Capital, Inc.
Notes Offered
$1.0 billion aggregate principal amount of 5.950% Green Senior Unsecured Notes due 2033, which we refer to as the “Exchange Notes.”
Maturity Date
The Exchange Notes will mature on July 15, 2033.
Interest Rate
Interest on the Exchange Notes will accrue at a rate of 5.950% per annum.
Interest Payment Dates
Interest on the Exchange Notes will be paid semi-annually in arrears on January 15 and July 15 of each year, commencing January 15, 2027.
Guarantor and Possible Future Guarantees
The Exchange Notes will initially be fully and unconditionally guaranteed on a joint and several basis by the Guarantors. None of our subsidiaries, other than the Guarantors, will guarantee the Notes.
None of our other current or future subsidiaries will be required to guarantee the Exchange Notes in the future. Under certain circumstances, the Guarantee of the Exchange Notes by a Guarantor and all other obligations of such Guarantor under the Indenture will automatically terminate and such Guarantor will automatically be released from all of its obligations under such Guarantee and the Indenture, including if such Guarantor ceases or substantially contemporaneously ceases to (i) guarantee any Corporate Indebtedness (other than the Notes) and (ii) have any outstanding Corporate Indebtedness issued by such Guarantor. For additional information, see “Description of the Exchange Notes — Guarantees.”

Ranking
The Exchange Notes offered hereby will be:
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senior unsecured obligations of the Issuer;

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pari passu in right of payment with all existing and future senior unsecured indebtedness and senior unsecured guarantees of the Issuer;

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effectively subordinated in right of payment to all existing and future secured indebtedness and secured guarantees of the Issuer to the extent of the value of the assets securing such indebtedness and guarantees;

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senior in right of payment to all existing and future subordinated indebtedness and subordinated guarantees of the Issuer; and

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effectively subordinated in right of payment to all existing and future indebtedness, guarantees and other liabilities (including trade payables) and any preferred equity of the Issuer’s subsidiaries (other than any subsidiaries that are Guarantors of the Exchange Notes).

The Exchange Notes will be guaranteed solely by each of the Guarantors. The Guarantee from each Guarantor will be:
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a senior unsecured obligation of such Guarantor;

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pari passu in right of payment with all existing and future senior unsecured indebtedness and senior unsecured guarantees of such Guarantor;

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effectively subordinated in right of payment to all existing and future secured indebtedness and secured guarantees of such Guarantor to the extent of the value of the assets securing such indebtedness and guarantees;

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senior in right of payment to all existing and future subordinated indebtedness and subordinated guarantees of such Guarantor; and

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effectively subordinated in right of payment to all existing and future indebtedness, guarantees and other liabilities (including trade payables) and any preferred equity of the Guarantors’ subsidiaries (other than any subsidiaries that are Guarantors of the Exchange Notes).

Optional Redemption
Prior to May 15, 2033 (two months prior to the maturity date), the Issuer may redeem some or all of the Notes, at the Issuer’s option, at any time and from time to time at a price equal to 100% of the principal amount thereof, plus the applicable “make-whole” premium as of the applicable redemption date, together with accrued but unpaid interest, if any, to, but excluding, the applicable date of redemption. The redemption price for Notes that are redeemed on or after May 15, 2033 will be 100% of the principal amount thereof together with accrued and unpaid interest thereon, if any, to the redemption date. See “Description of the Exchange Notes —  Optional Redemption of the Notes.”

Change of Control Offer
If a Change of Control Repurchase Event occurs, the Issuer will be required (unless the Issuer has exercised its right to redeem all of the Notes by sending a notice of redemption) to offer to repurchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. See “Description of the Exchange Notes — Offer to Repurchase Upon a Change of Control Repurchase Event.”
Indenture; Certain Covenants
The Indenture that will govern the Exchange Notes (as the same may be amended or supplemented from time to time, the “Indenture”) between us and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) will contain covenants that, among other things, restricts the ability of the Issuer and, as applicable, the Guarantors to:
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merge, consolidate or sell, assign, transfer, lease or convey all or substantially all of their combined assets, taken as a whole; and

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create liens on the voting stock of their subsidiaries.

These covenants are subject to a number of important exceptions and limitations. See “Description of the Exchange Notes — Certain Covenants.”
No Prior Market
The Exchange Notes will be new securities for which there is currently no market. Although certain of the initial purchasers have informed us that they intend to make a market in the Notes, they are not obligated to do so, and they may discontinue market making activities at any time without notice. Accordingly, we cannot assure you that a liquid market for the Notes will develop or be maintained. See “Risk Factors — Risks Related to the Notes — Your ability to transfer the Exchange Notes may be limited by the absence of an active trading market and an active trading market may not develop or be maintained for the Exchange Notes.”
No Listing
The Exchange Notes will not be listed on any securities exchange or included in any quotation system.
Book-Entry Form
The Exchange Notes will be issued in book-entry form and will be represented by one or more global certificates deposited with, or on behalf of, DTC and registered in its name or in the name of its nominee. Beneficial interests in the global notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and such interests may not be exchanged for certificated notes, except in limited circumstances.
Risk Factors
An investment in the Exchange Notes involves risks, and prospective investors should carefully consider the matters discussed under “Risk factors” in this prospectus and in the reports we file with the SEC pursuant to the Exchange Act, incorporated by reference into this prospectus, before making a decision to participate in the exchange offer.

RISK FACTORS
An investment in the Exchange Notes involves a high degree of risk. You should carefully consider the risk factors set forth below, as well as those described under “Item 1A. Risk Factors”, in our 2025 Form 10-K and the other information set forth and incorporated by reference in this prospectus, before deciding whether to participate in the exchange offer. Any of these risks, as well as other risks and uncertainties, could materially adversely affect the value of the Exchange Notes directly or our business, financial condition, or results of operations and thus indirectly cause the value of the Exchange Notes to decline. These risks could also cause our actual results to differ materially from those indicated in the forward-looking statements contained herein and elsewhere. Such risks are not the only risks that could impact us or the value of the Exchange Notes. Additional risks and uncertainties not currently known to us or those we currently deem to be immaterial may also materially and adversely affect our business, financial condition or results of operations. As a result of any of these risks, known or unknown, you may lose all or part of your investment in the Exchange Notes. Certain capitalized terms used in this “Risk factors” section and not defined previously in this prospectus are defined under the caption “Description of the Exchange Notes.”
Risks Related to the Notes
The following risks apply to the Original Notes and will apply equally to the Exchange Notes. We refer to the Original Notes and the Exchange Notes collectively in this prospectus as the “Notes.”
Our indebtedness could adversely affect our business, financial condition or results of operations and prevent us from fulfilling our obligations under the Notes.
As of June 30, 2026, we had approximately $5.9 billion of total consolidated indebtedness. Of that $5.9 billion of total consolidated indebtedness, (i) approximately $5.8 billion was indebtedness of either the Issuer, guaranteed by the Operating Partnership, Hannon Armstrong Capital, LLC (“HAC”), HAC Holdings I LLC (“HAC Holdings I”), HAC Holdings II LLC (“HAC Holdings II”), HAT Holdings I LLC (“HAT I”) and HAT Holdings II LLC (“HAT II”), or HAT I and HAT II as co-obligors, guaranteed by the Issuer, the Operating Partnership, HAC, HAC Holdings I and HAC Holdings II, and (ii) approximately $119.6 million was secured indebtedness solely (for purposes of GAAP) of the non-Guarantor subsidiaries.
Furthermore, as of June 30, 2026, $403 million of the 3.750% Green Exchangeable Senior Unsecured Notes due 2028 (the “Existing Exchangeable Notes”), $375 million of the 3.750% Senior Notes due 2030 (the “2030 Senior Notes”), $600 million of the 6.150% Green Senior Unsecured Notes due 2031 (the “2031 Senior Notes”), $1 billion of the 6.375% Green Senior Unsecured Notes due 2034 (the “2034 Senior Notes”), $400 million of the 6.750% Green Senior Unsecured Notes due 2035 (the “2035 Senior Notes”) and $400 million of the 6.000% Green Senior Unsecured Notes due 2036 (the “2036 Senior Notes,” and together with the 2030 Senior Notes, the 2031 Senior Notes, the 2034 Senior Notes and the 2035 Senior Notes, the “Existing Senior Notes”), which ranked pari passu with the Notes together with the guarantees thereof, were outstanding. As of June 30, 2026, $500 million of the 8.000% Green Junior Subordinated Notes due 2056 (the “June 2056 Junior Subordinated Notes”) and $600 million of the 7.125% Green Junior Subordinated Notes due 2056 (the “November 2056 Junior Subordinated Notes,” and together with the June 2056 Junior Subordinated Notes, the “Existing Junior Subordinated Notes”), which were effectively subordinate in right of payment to the Notes together with the guarantee thereof, were outstanding.
As of June 30, 2026, we had approximately $228 million of outstanding debt under the unsecured term loan facility, dated April 12, 2024 (as amended, the “Prior Unsecured Term Loan Facility”), $250 million of outstanding debt under the delayed draw term loan facility dated November 5, 2025 (the “Delayed Draw Term Loan Facility”). As of June 30, 2026, we had no outstanding debt under the unsecured revolving credit facility, dated April 12, 2024 (as amended, the “Prior Unsecured Credit Facility”). As of June 30, 2026, we had no outstanding debt under the commercial paper program that is supported by a $125 million direct pay letter of credit from Bank of America, N.A. entered into on September 4, 2021 (as amended, the “Credit-Enhanced Commercial Paper Program”). As of June 30, 2026, we had no outstanding debt under the commercial paper program entered into on December 2, 2024 (the “Standalone Commercial Paper Program”). On July 14, 2026, the Prior Unsecured Term Loan Facility was replaced by the Unsecured Term Loan Facility and the Prior Unsecured Credit Facility was replaced by the Unsecured Credit Facility. The Delayed Draw Term Loan Facility was paid off and terminated on July 14, 2026.

To enhance the credit of the notes under the Standalone Commercial Paper Program, we reserve availability under our Unsecured Credit Facility (as defined herein) for the amount of any outstanding notes under the Standalone Commercial Paper Program. As of June 30, 2026, approximately $1.8 billion of debt was available for borrowing under the Prior Unsecured Credit Facility, net of reserves for debt outstanding under the Standalone Commercial Paper Program, and $125 million of debt was available for borrowing under the Credit-Enhanced Commercial Paper Program. For additional information, see our financial statements included in our 2025 Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.
Our substantial level of indebtedness increases the risk that we may be unable to generate enough cash to pay amounts due in respect of our indebtedness, including the Notes, which could have important consequences to you and significant effects on our business. For example, it could:
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make it more difficult for us to satisfy our obligations with respect to the Notes;

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increase our vulnerability to general adverse economic and industry conditions;

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require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, our strategic growth initiatives and development efforts and other general corporate purposes;

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limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

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restrict us from exploiting business opportunities;

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place us at a competitive disadvantage compared to our competitors that have less indebtedness; and

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limit our ability to borrow additional funds for working capital, capital expenditures, acquisitions, debt service requirements, execution of our business strategy or other general corporate purposes.

Moreover, the indentures governing the Existing Senior Notes, the Existing Exchangeable Notes and the Existing Junior Subordinated Notes do not impose any limitation on the incurrence or issuance by the Issuer or its subsidiaries, including the Guarantors, of indebtedness.
In addition, the agreements that govern our current indebtedness contain, and the agreements that may govern any future indebtedness that we may incur may contain, financial and other restrictive covenants that will limit our ability to engage in activities that may be in our long-term best interests. Furthermore, the Indenture does not restrict the Issuer or its subsidiaries, including the Guarantors, from incurring more debt, paying dividends or making other distributions on our securities, repurchasing capital stock or indebtedness or making investments, which transactions could adversely impact our ability to make payments on the Notes. For information regarding the amount of our secured and unsecured indebtedness, see “— The Notes and any Guarantees are unsecured and effectively subordinated in right of payment to our existing and future secured indebtedness and secured guarantees to the extent of the value of the assets securing such indebtedness and guarantees” and “— The Notes are effectively subordinated in right of payment to the indebtedness, guarantees and other liabilities (including trade payables) and preferred equity of our subsidiaries that do not guarantee the Notes” below.
Despite our current indebtedness levels, we may still be able to incur substantially more indebtedness, including secured debt. This could exacerbate the risks associated with our leverage.
We may be able to incur substantial additional indebtedness in the future, including debt under the Company’s Unsecured Credit Facility, the Company’s Credit-Enhanced Commercial Paper Program, the Company’s Standalone Commercial Paper Program and any future credit agreements that the Issuer or its subsidiaries, including the Guarantors, may enter into. The Issuer and its subsidiaries, including the Guarantors, may also be able to incur additional secured debt, which would be effectively senior in right of payment to the Notes and, in the case of any subsidiaries that guarantee the Notes, their Guarantees of the Notes to the extent of the value of the assets securing such indebtedness. Our organizational documents contain no limitations regarding the maximum level of indebtedness that we may incur. The Indenture restricts us and our subsidiaries from incurring additional secured debt, but these restrictions are subject to numerous exceptions and permit us and our subsidiaries to incur secured indebtedness subject to certain exceptions to these restrictions, and we and our subsidiaries retain the ability to incur substantial amounts of secured indebtedness without violating these restrictions. In addition, the Indenture permits us and our subsidiaries to incur certain non-recourse indebtedness with no restrictions and the Indenture does not prevent us or our subsidiaries from incurring unsecured indebtedness or liabilities that do not constitute Indebtedness. See “Description of the Exchange Notes.” If new debt or other liabilities are added to our current debt levels, the related risks that we now face could intensify and could make it more difficult to satisfy our obligations with respect to the Notes. For further information concerning our levels of indebtedness see “— Our indebtedness could adversely affect our business, financial condition or results of operations and prevent us from fulfilling our obligations under the Notes.”
If we default in our obligations under the instruments governing our other indebtedness, we may not be able to make payments on the Notes.
A failure by us to comply with our contractual obligations (including restrictive, financial and other covenants), to pay our indebtedness and fixed costs or to post collateral (including under hedging arrangements) could result in a variety of material adverse consequences, including a default under our indebtedness (including the Notes) and the exercise of remedies by our creditors, lessors and other contracting parties, and such defaults could trigger additional defaults under other indebtedness or agreements.
In the event of such default, the holders of such indebtedness could, in general, elect to declare all of such indebtedness to be immediately due and payable, together with accrued and unpaid interest, and, in the case of secured indebtedness, seize and sell the collateral securing that indebtedness. If our operating performance declines, we may need to seek waivers from the holders of our indebtedness to avoid being in default under the instruments governing such indebtedness. If we breach our covenants under our indebtedness, we may not be able to obtain a waiver from the holders of such indebtedness on terms acceptable to us or at all. If this occurs, we would be in default under such indebtedness, and the holders of such indebtedness and lenders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. A default under the agreements governing our existing or future indebtedness and the remedies sought by the holders of such indebtedness could make us unable to pay principal of, or premium, if any, and interest on the Notes, which may result in the loss of some or all of your investment.
Our ability to repay our debt, including the Notes, depends on the performance of our subsidiaries and their ability to make distributions to us.
The assets of HA Sustainable Infrastructure Capital, Inc., the Operating Partnership, HAC, HAT I, HAT II, HAC Holdings I and HAC Holdings II consist primarily of investments in their respective subsidiaries. Substantially all of our business is conducted through subsidiaries of HAC, which subsidiaries are separate and distinct legal entities and, except in the case of our subsidiaries that guarantee the Notes have no contractual or other obligations to make payments due on the Notes or to provide funds to us for that purpose. In addition, substantially all of our revenue is generated by the subsidiaries of HAC rather than by the Issuer or the Guarantors. Therefore, our ability to service our indebtedness, including the Notes, and to meet our other cash needs is dependent on the earnings of, and the distribution of funds (whether by dividend, distribution, loan or otherwise) to us by, our subsidiaries. The availability of funds from our subsidiaries will depend upon, among other things, their operating results, financial condition and legal or contractual restrictions on their ability to pay dividends and distributions or make loans to us. We cannot assure you that our subsidiaries will have sufficient funds, or that the agreements governing the existing and future indebtedness of our subsidiaries will not restrict or prevent our subsidiaries from providing us with sufficient funds, to make payments on the Notes when due and to meet our other cash needs, and the Indenture does not restrict our subsidiaries from entering into such restrictive agreements. We and our subsidiaries, including HAT I and HAT II, currently have debt instruments, including the Unsecured Credit Facility, the Unsecured Term Loan Facility, our Credit-Enhanced Commercial Paper Program and our Standalone Commercial Paper Program, that impose such restrictions on the ability of our subsidiaries to pay dividends. In addition, any payment of dividends, distributions or loans to us by our subsidiaries that may be organized or doing business outside of the United States, if any, could be subject to restrictions on dividends or repatriation of earnings under applicable local law and monetary transfer restrictions in the jurisdictions in which our subsidiaries operate and, even if we are able to repatriate funds from foreign subsidiaries, such repatriation may subject us to significant taxes on those funds. Furthermore, we guarantee many of the obligations of our subsidiaries and such guarantees may require us to provide substantial funds or assets to our subsidiaries or their creditors at a time when we need liquidity to fund our own obligations, such as the Notes.
In addition, any right that we have to receive any assets of or distributions from any subsidiary upon its bankruptcy, insolvency, liquidation, reorganization, dissolution or winding-up, or to realize proceeds from the sale of the assets of any subsidiary, would be junior to the claims of that subsidiary’s creditors, including trade creditors, and to holders of any preferred equity issued by that subsidiary or any indebtedness or other liabilities guaranteed by that subsidiary.
The Notes are effectively subordinated in right of payment to the indebtedness, guarantees and other liabilities (including trade payables) and preferred equity of our subsidiaries that do not guarantee the Notes.
The Notes are guaranteed only by the Guarantors and none of our subsidiaries (other than the Guarantors) will be required to guarantee the Notes in the future. Any of the Guarantees may automatically and permanently terminate under the circumstances described under “Description of the Exchange Notes — Guarantees,” including if such Guarantor ceases or substantially contemporaneously ceases to (i) guarantee any Corporate Indebtedness (other than the Notes) and (ii) have any outstanding Corporate Indebtedness issued by such Guarantor.
Our non-Guarantor subsidiaries will have no obligation, contingent or otherwise, to pay amounts due on the Notes or to make any funds available to us to pay these amounts, whether by dividend, distribution, loan or otherwise. Accordingly, the Notes are effectively subordinated in right of payment to all existing and future indebtedness, guarantees and other liabilities (including trade payables) and preferred equity of our non-Guarantor subsidiaries. As a result, in the event of bankruptcy, insolvency, liquidation, reorganization, dissolution or winding-up of any such non-Guarantor subsidiary, all of its creditors (including trade creditors) and all holders of its preferred equity and any indebtedness or other liabilities guaranteed by such non-Guarantor subsidiary would be entitled to payment in full out of its assets before we would be entitled to any payment. For further information concerning our levels of indebtedness see “— Our indebtedness could adversely affect our business, financial condition or results of operations and prevent us from fulfilling our obligations under the Notes.”
The Notes and any Guarantees are unsecured and effectively subordinated in right of payment to our existing and future secured indebtedness and secured guarantees to the extent of the value of the assets securing such indebtedness and guarantees.
The Notes and any Guarantees of the Notes are unsecured and therefore do not have the benefit of any collateral. Accordingly, the Notes and any Guarantees of the Notes are effectively subordinated in right of payment to all existing and future secured indebtedness and secured guarantees of us and any Guarantors, respectively, to the extent of the value of the assets securing such secured indebtedness and secured guarantees. In that event, the assets securing such secured indebtedness and secured guarantees would first be used to repay in full all indebtedness, guarantees and other obligations secured by them, resulting in all or a portion of our assets or the assets of any Guarantor being unavailable to satisfy the claims of the holders of the Notes and other unsecured indebtedness. Therefore, in the event of any distribution or payment of our assets or the assets of any Guarantor in any insolvency, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of the Notes will participate in our remaining assets or the remaining assets of such Guarantor, as applicable, ratably with all holders of unsecured indebtedness, unsecured guarantees or other unsecured obligations (including trade payables) of us or such Guarantor, as applicable. In any of the foregoing events, we cannot assure you that there will be sufficient assets, or any assets, to pay amounts due on the Notes. As a result, holders of the Notes may receive less, ratably, than holders of our or our subsidiaries’ secured indebtedness or secured guarantees or may receive no payments whatsoever.
For further information concerning our levels of indebtedness see “— Our indebtedness could adversely affect our business, financial condition or results of operations and prevent us from fulfilling our obligations under the Notes.”

Our ability to repurchase Notes upon a Change of Control Repurchase Event may be limited.
Upon the occurrence of a Change of Control Repurchase Event, each holder of Notes will have the right to require the Issuer (or the Guarantors) to repurchase all or any part of such holder’s Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. If we experience a Change of Control Repurchase Event, we cannot assure you that the Issuer (or the Guarantors) would have sufficient financial resources available to satisfy their obligations to repurchase the Notes. The Issuer’s (and the Guarantors’) failure to repurchase the Notes as required under the Indenture would result in a default under the indenture, which could result in defaults under agreements governing any of our other indebtedness, including the acceleration of the payment of any borrowings thereunder, and have material adverse consequences for the Issuer, the Guarantors and the holders of the Notes.
The Change of Control Repurchase Event provisions of the Notes may not provide protection in the event of certain transactions or in certain other circumstances.
The provisions of the Notes which may require us to make an offer to repurchase the Notes upon the occurrence of a Change of Control Repurchase Event as described under “Description of the Exchange Notes — Offer to Repurchase Upon a Change of Control Repurchase Event” may not provide holders of Notes protection in the event of highly leveraged transactions, reorganizations, restructurings, takeovers, acquisitions, mergers, recapitalizations or similar transactions involving us that might adversely affect holders of Notes. In particular, any such transaction may not give rise to a Change of Control Repurchase Event, in which case we would not be required to make an offer to repurchase the Notes. Except as described under “Description of the Exchange Notes — Offer to Repurchase Upon a Change of Control Repurchase Event,” the Indenture does not contain and the Notes do not contain provisions that permit the holders of the Notes to require that we repurchase or redeem the Notes in the event of highly leveraged transactions, reorganizations, restructurings, takeovers, acquisitions, mergers, recapitalizations or similar transactions involving us.
In addition, the definition of “Change of Control” includes a disposition of “all or substantially all” of the assets (subject to certain exceptions) of us and our subsidiaries taken as a whole to any person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of such assets of us and our subsidiaries. As a result, it may be unclear as to whether a Change of Control or Change of Control Repurchase Event has occurred and whether we are required to make an offer to repurchase the Notes as described above, in which case, the ability of a holder of the Notes to obtain the benefit of the offer for repurchase of all or a portion of the Notes held by such holder may be adversely impacted.
More generally, courts interpreting change of control provisions under New York law (which is the governing law of the Notes and the Indenture) have not provided a clear and consistent meaning of such change of control provisions, and no assurance can be given as to how or if a court would enforce the Change of Control Repurchase Event provisions applicable to the Notes or how those provisions would be impacted were we to become a debtor in a bankruptcy case.
Changes in our credit rating could adversely affect the market prices or liquidity of the Notes.
Credit rating agencies continually revise their ratings for the companies that they follow, including us. The credit rating agencies also evaluate our industry as a whole and may change their credit ratings for us based on their overall view of the industry in which we operate. Any credit rating agencies may lower their ratings on the Notes or place the Notes on watch list for a possible downgrade. A negative change in our ratings could have an adverse effect on the market prices or liquidity of the Notes.
Your ability to transfer the Exchange Notes may be limited by the absence of an active trading market and an active trading market may not develop or be maintained for the Notes.
There is currently no trading market for the Exchange Notes, and we do not intend to apply for listing of the Exchange Notes on any securities exchange. We cannot be sure that an active trading market will develop for the Exchange Notes or, if developed, that it will continue. Moreover, if a market were to develop, the Exchange Notes could trade at prices that may be lower than their principal amount or purchase price because of many factors, including, but not limited to:
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the number of holders of Notes;

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our operating performance and financial condition;

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the market for similar securities;

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the interest of securities dealers in making a market in the Notes;

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prevailing interest rates; and

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the aggregate principal amount of Notes outstanding.

The market, if any, for the Exchange Notes may experience disruptions, and any such disruptions may adversely affect the liquidity in that market or the prices at which you may sell your Exchange Notes.
Federal and state laws may permit courts, under specific circumstances, to void the Notes and/or any Guarantees as a fraudulent transfer or conveyance, subordinate claims in respect of the Notes and/or any Guarantees and require you to return payments received. If that occurs, you may not receive any payments on the Notes or any Guarantees.
Federal and state creditor-protection related laws, including fraudulent transfer and fraudulent conveyance statutes, may apply to the Notes and any Guarantees. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or fraudulent conveyance laws, which may vary from state to state, the Notes or any Guarantees thereof could be voided as fraudulent transfers or conveyances if we or any Guarantors, as applicable, (i) issued the Notes or incurred any Guarantees with the actual intent of hindering, delaying or defrauding current or future creditors or (ii) received less than reasonably equivalent value or fair consideration in return for either issuing the Notes or incurring any Guarantees and, in the case of (ii) only, one of the following is also true at the time thereof:
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we or any such Guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the Notes or the incurrence of any such Guarantees;

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the issuance of the Notes or the incurrence of any such Guarantees left us or any such Guarantors, as applicable, with an unreasonably small amount of capital or assets to carry on business;

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we or any such Guarantors intended to, or believed that we or such Guarantor would, incur debts beyond our or any Guarantor’s ability to pay as they mature; or

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we or any of such Guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against us or any Guarantor, if in either case the judgment is unsatisfied after final judgment.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court could find that we or any Guarantor did not receive reasonably equivalent value or fair consideration for the Notes or any Guarantees, as applicable, to the extent that we or any Guarantor did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the Notes or the applicable Guarantees.
We cannot be certain as to the standards a court would use to determine whether or not we or any Guarantors were insolvent at the relevant time, or, regardless of the standard that a court uses, whether the Notes or the Guarantees would be subordinated to our or any of the Guarantors’ other debt. In general, however, a court would deem an entity insolvent if:
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the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

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the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

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it could not pay its debts as they became due.

If a court were to find that the issuance of the Notes or the incurrence of Guarantees was a fraudulent transfer or conveyance, the court could void the payment obligations under the Notes or the Guarantees (the effect being that holders of the Notes would cease to have a claim under the Notes or the Guarantees) or could require the holders of the Notes to repay any amounts received with respect to the Notes or that Guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the Notes. Further, the voiding of the Notes or any Guarantees could result in an event of default with respect to the Notes or our and our subsidiaries’ other debt that could result in acceleration of the Notes or that debt.
Although the Indenture contains a provision intended to limit each Guarantor’s liability under its Guarantee of the Notes to the maximum amount as will not result in the obligations of such Guarantor under its Guarantee of the Notes constituting a fraudulent conveyance or fraudulent transfer under applicable federal, foreign or state law, this provision may not be effective to protect such Guarantees of the Notes from being voided under fraudulent conveyance, fraudulent transfer or similar laws, or prevent that Guarantor’s obligation from being reduced to an amount that effectively makes its Guarantee worthless. For example, in 2009, the U.S. Bankruptcy Court for the Southern District of Florida in Official Committee of Unsecured Creditors of TOUSA, Inc. v. Citicorp N. Am., Inc. voided certain secured guarantees issued by certain subsidiary guarantors notwithstanding the existence of a similar provision which the court found to be ineffective in that case; this decision was affirmed by the Eleventh Circuit Court of Appeals on May 15, 2012. If any Guarantees of the Notes by the relevant Guarantor was held to be unenforceable, the Notes would be effectively subordinated to all indebtedness, guarantees and other liabilities, including trade payables, and preferred equity of such Guarantor.
Finally, the bankruptcy court may subordinate the claims in respect of the Notes or the Guarantees of the Notes to other claims against us or any Guarantors under the principle of equitable subordination if the court determines that (i) the holder of Notes engaged in some type of inequitable conduct, (ii) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of Notes and (iii) equitable subordination is not inconsistent with the provisions of the bankruptcy code.
A Guarantor’s liability under its Guarantee of the Notes may be reduced to zero, voided or released under certain circumstances and you may not receive any payments from some or all of the Guarantors.
The Notes will only be guaranteed by the Guarantors and they will not be guaranteed by any of our other subsidiaries and none of our subsidiaries will be required to guarantee the Notes in the future, subject to release of any such Guarantor from its obligations under such Guarantee as described in “Description of the Exchange Notes — Guarantees” and to the automatic and permanent release and termination of all such Guarantees as described in “Description of the Exchange Notes — Guarantees.” The obligations of each Guarantor under its Guarantee of the Notes will be limited to the maximum amount as will not result in the obligations of such Guarantor under such Guarantee constituting a fraudulent conveyance or fraudulent transfer under applicable federal, foreign or state laws. By virtue of this limitation, a Guarantor’s obligation under its Guarantee of the Notes could be significantly less than amounts due and payable with respect to the Notes, or a Guarantor may have no obligation under its Guarantee of the Notes. Moreover, this limitation may not be effective to protect any Guarantees from being voided under fraudulent conveyance, fraudulent transfer or similar laws or to prevent that Guarantor’s obligation from being reduced to an amount that effectively makes its Guarantee worthless. Furthermore, the Notes will lose the benefit of a particular Guarantee thereof if it is permanently released and terminated under the circumstances described in “Description of the Exchange Notes — Guarantees.” You will not have a claim as a creditor against any subsidiary that does not guarantee the Notes or whose Guarantee of the Notes has been released or terminated, and the indebtedness, guarantees and other liabilities, including trade payables, whether secured or unsecured, and preferred equity of those subsidiaries will effectively be senior to claims of holders of the Notes.
Redemption may adversely affect your return on the Notes.
We have the right to redeem some or all of the Notes, at any time in whole or from time to time in part prior to their maturity, as described under “Description of the Exchange Notes — Optional Redemption of

the Notes.” We may redeem Notes at times when market interest rates may be lower than market interest rates as of the issue date. Accordingly, if we redeem Notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that on the Notes.
Risks Related to the Exchange Offer
The exchange offer may not be consummated.
The exchange offer is subject to the condition that the exchange offer does not violate any applicable law or any interpretations of the staff of the SEC. Even if the exchange offer is completed, it may not be completed on the time schedule described in this prospectus. Accordingly, holders of Original Notes participating in the exchange offer may have to wait longer than expected to receive the Exchange Notes, during which time those holders will not be able to effect transfers of their Original Notes tendered in the exchange offer.
You must comply with the exchange offer procedures in order to receive Exchange Notes.
We will not accept your Original Notes for exchange if you do not follow the exchange offer procedures. We will issue Exchange Notes as part of the exchange offer only after timely receipt of your Original Notes, a properly completed and duly executed letter of transmittal and all other required documents or if you comply with the guaranteed delivery procedures for tendering your Original Notes. Therefore, if you want to tender your Original Notes, please allow sufficient time to ensure timely delivery. If we do not receive your Original Notes, letter of transmittal, and all other required documents by close of business on the last Exchange Date, or you do not otherwise comply with the guaranteed delivery procedures for tendering your Original Notes, we will not accept your Original Notes for exchange. Neither we, the trustee nor the exchange agent is required to notify you of defects or irregularities with respect to tenders of Original Notes for exchange. If there are defects or irregularities with respect to your tender of Original Notes, we will not accept your Original Notes for exchange unless we decide in our sole discretion to waive such defects or irregularities.
You may have difficulty selling the Original Notes that you do not exchange.
If you do not exchange your Original Notes for Exchange Notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your Original Notes described in the legend on your Original Notes. The restrictions on transfer of your Original Notes arise because we issued the Original Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the Original Notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. Except as required by the registration rights agreement, we do not intend to register the Original Notes under the Securities Act. The tender of Original Notes under the exchange offer will reduce the principal amount of the Original Notes. Due to the corresponding reduction in liquidity, this may have an adverse effect upon, and increase the volatility of, the market price of any Original Notes that you continue to hold following completion of the exchange offer. Additionally, if a large number of Original Notes are exchanged for Exchange Notes issued in the exchange offer, it may be more difficult for you to sell your unexchanged Original Notes because there will be fewer Original Notes outstanding. See “The Exchange Offer — Consequences of Failure to Exchange Original Notes.”
Some persons who participate in the exchange offer must deliver a prospectus in connection with resales of the Exchange Notes.
Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC No-Action Letter available on May 13, 1988, Morgan Stanley & Co., Incorporated, SEC No-Action Letter available June 5, 1991 and Shearman & Sterling, SEC No-Action Letter available July 2, 1993, we believe that you may offer for resale, resell or otherwise transfer the Exchange Notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of Distribution,” you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your Exchange Notes. In these cases, if you transfer any Exchange Note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your Exchange Notes under the Securities Act, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, this liability.

SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION
The Guarantors are consolidated in our Consolidated Financial Statements and separate Consolidated Financial Statements of the Guarantors have not been presented in accordance with Rule 3-10 of Regulation S-X. Furthermore, as permitted under Rule 13-01(a)(4)(vi) of Regulation S-X, we have excluded the summarized financial information for the Guarantors as the assets, liabilities and results of operations of the Guarantors and us are not materially different than the corresponding amounts presented in our Consolidated Financial Statements, and we believe such summarized financial information would be repetitive and not provide incremental value to investors.

USE OF PROCEEDS
The exchange offer is intended to satisfy certain of our obligations under the registration rights agreement. We will not receive any proceeds from the issuance of the Exchange Notes in the exchange offer, and we have agreed to pay the expenses of the exchange offer. In exchange for each of the Exchange Notes, we will receive Original Notes in like principal amount. We will retire or cancel all of the Original Notes exchanged in the exchange offer. Accordingly, issuance of the Exchange Notes will not result in any increase in our outstanding indebtedness or any change in our capitalization.

DESCRIPTION OF OTHER INDEBTEDNESS
The following is a summary of the material terms of our outstanding debt instruments other than the Notes. The following is only a summary of the applicable agreements. The following summary does not purport to be complete, and is qualified by reference to our operative agreements governing our outstanding indebtedness, including the definitions of certain terms therein that are not otherwise defined in this prospectus.
Unsecured Revolving Credit Facility
In July 2026, we entered into a $2.250 billion unsecured revolving credit facility pursuant to a revolving credit agreement with a syndicate of lenders (the “Unsecured Credit Facility”), replacing the Prior Unsecured Credit Facility.
The Unsecured Credit Facility has a commitment fee based on our current credit rating and bears interest at a rate of SOFR or prime rate plus applicable margins based on our current credit rating, which may also be adjusted downward up to 0.10% to the extent our Portfolio achieves certain targeted levels of carbon emissions avoidance as measured by our CarbonCount metric. The current applicable margins are 1.575% for SOFR-based loans and 0.575% for prime rate-based loans. The Unsecured Credit Facility contains terms, conditions, covenants, and representations and warranties that are customary and typical for transactions of this nature, including various affirmative and negative covenants, and limitations on the incurrence of liens and indebtedness, investments, fundamental organizational changes, dispositions, changes in the nature of business, transactions with affiliates, use of proceeds, stock repurchases, and dividends we can declare. The Unsecured Credit Facility also includes customary events of default and remedies.
Credit-Enhanced Commercial Paper Note Program
We have a Green CarbonCount commercial paper program that allows us to issue commercial paper notes at any time, with such notes supported by an irrevocable direct-pay letter of credit from Bank of America, N.A (“Credit-Enhanced Commercial Paper Notes”). The capacity of the program allows for up to $125 million outstanding at any time, and the program was extended in the first quarter of 2026 to mature in October 2027.
Bank of America provides a direct-pay letter of credit to the noteholders in the same amount of each Credit-Enhanced Commercial Paper Note. The letter of credit is automatically drawn upon at maturity of a Credit-Enhanced Commercial Paper Note and the noteholders are repaid in full. We have a five business-day grace period during which we repay Bank of America for the amount drawn or issue a new Credit-Enhanced Commercial Paper Note. Following the five business-day grace period, any amount then-outstanding is converted into a loan from Bank of America. Credit-Enhanced Commercial Paper Notes are not redeemable, are not subject to voluntary prepayment and are not to exceed 397 days. The proceeds from our Credit-Enhanced Commercial Paper Notes are used to acquire or refinance, in whole or in part, eligible green projects, including assets that are neutral to negative on incremental carbon emissions.
Credit-Enhanced Commercial Paper Notes are issued at a discount based on market pricing, subject to broker fees of 0.10%. For issuance of the letter of credit, we will pay 1.325% on any drawn letter of credit amounts to Bank of America, N.A., and 0.35% on any unused letter of credit capacity. Any loans converted from drawn letter of credit amounts bear interest at a rate of Term SOFR plus 1.875%, plus an additional 0.10%. Fees paid on the drawn letters of credit may be reduced by up to 0.10% to the extent our Portfolio achieves certain targeted levels of carbon emissions avoidance as measured by our CarbonCount metric. As of June 30, 2026, we have no remaining unamortized financing costs associated with the commercial paper program and associated letter of credit. The associated letter of credit contains terms, conditions, covenants, and representations and warranties that are customary and typical for a transaction of this nature, including various affirmative and negative covenants, and limitations on the incurrence of liens and indebtedness, investments, fundamental organizational changes, dispositions, changes in the nature of business, transactions with affiliates, use of proceeds, stock repurchases and dividends we declare. The letter of credit also includes customary events of default and remedies.

Standalone Commercial Paper Program
We issue unsecured short-term promissory notes pursuant to a CarbonCount green commercial paper program which are guaranteed by certain of our subsidiaries (“Standalone Commercial Paper Notes”). Standalone Commercial Paper Notes are issued at a discount based on market pricing, subject to broker fees of 0.05%. Standalone Commercial Paper Notes are not redeemable, are not subject to voluntary prepayment, and are not to exceed 397 days. Our Board has approved the issuance of up to $1 billion principal amount of Standalone Commercial Paper Notes at any given time. To enhance the credit of the Standalone Commercial Paper Notes, we reserve availability under our Unsecured Credit Facility for the principal amount of any outstanding Standalone Commercial Paper Notes. The proceeds from our Standalone Commercial Paper Notes are used to acquire or refinance, in whole or in part, eligible green projects, including assets that are neutral to negative on incremental carbon emissions.
Senior Unsecured Notes
We have the following outstanding senior unsecured notes issued by us or jointly by certain of our subsidiaries which are guaranteed by the Company and certain other subsidiaries (the “Senior Unsecured Notes”):
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$375 million principal amount of 3.750% Senior Unsecured Notes due 2030;

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$600 million principal amount of 6.150% Green Senior Unsecured Notes due 2031;

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$1.0 billion principal amount of 6.375% Green Senior Unsecured Notes due 2034;

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$400 million principal amount of 6.750% Green Senior Unsecured Notes due 2035;

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$400 million principal amount of 6.000% Green Senior Unsecured Notes due 2036; and

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the Original Notes.

The Senior Unsecured Notes impose certain requirements in the event that we merge with or sell substantially all of our assets to another entity. We allocate an amount equal to the net proceeds of our Senior Unsecured Notes to the acquisition or refinance of, in whole or in part, eligible green projects, including assets that are neutral to negative on incremental carbon emissions.
Exchangeable Notes
We have $403 million principal amount of 3.750% Exchangeable Senior Notes due 2028 (“Exchangeable Notes”). Holders may exchange any of their Exchangeable Notes into shares of our common stock at the applicable exchange ratio at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date, unless the Exchangeable Notes have been previously redeemed or repurchased by us.
For the Exchangeable Notes, following the occurrence of a make-whole fundamental change, we will, in certain circumstances, increase the exchange rate for a holder that converts its exchangeable notes in connection with such make-whole fundamental change. Upon exchange of the Exchangeable Notes, exchange may be settled through cash, shares of our common stock or a combination of cash and shares of our common stock, at our election (as described in the indenture related to the Exchangeable Notes). Additionally, upon the occurrence of certain fundamental changes involving us, holders of the Exchangeable Notes may require us to redeem all or a portion of their notes for cash at a price of 100% of the principal amount outstanding, plus accrued and unpaid interest. We may redeem the Exchangeable Notes, in whole or in part, at our option, on or after August 20, 2026 and prior to the 62nd scheduled trading day immediately preceding the maturity date for such notes, if certain conditions are met including our common stock trading above 130% of the exchange price for at least 20 trading days, as set forth in the indenture relating to the Exchangeable Notes. Any shares of our common stock issuable upon exchange of the Exchangeable Notes will have certain registration rights.
Junior Subordinated Notes
We have the following outstanding junior subordinated notes issued by us which are guaranteed by certain subsidiaries of the Company on a subordinated basis (the “Junior Subordinated Notes”):
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$500 million principal amount of 8.000% Junior Subordinated Notes due 2056; and

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$600 million principal amount of 7.125% Junior Subordinated Notes due 2056;

The Junior Subordinated Notes provided for certain covenants, including certain requirements in the event that we merge with or sell substantially all of our assets to another entity. In the event of ratings downgrade by two or more rating agencies due to a change of control, there is a provision in the Junior Subordinated Notes that requires us to either elect to redeem the Junior Subordinated Notes at 101% of the principal amount plus accrued and unpaid interest or, if we elect not to redeem the Junior Subordinated Notes, and we have not given a redemption notice for any other specified reason, the interest rate will be increased by 5.00%. We will use cash equal to the net proceeds from the offering of the Junior Subordinated Notes to acquire, invest in or refinance, in whole or in part, new and/or existing eligible green projects.
CarbonCount Term Loan Facility
In July 2026, we entered into a $400 million CarbonCount Term Loan Facility (the “Unsecured Term Loan Facility”) with a syndicate of banks, replacing the Prior Unsecured Term Loan Facility and our then existing $250 million delayed draw term loan facility entered into in November 2025. Principal amounts under the Unsecured Term Loan Facility bear interest at a rate of Term SOFR plus applicable margins based on our current credit rating, which may be adjusted downward up to 0.10% to the extent our Portfolio achieves certain targeted levels of carbon emissions avoidance, as measured by our CarbonCount metric. The current applicable margin is 1.45%, and the current interest rate is 5.11%. The coupon on any drawn amounts will be reset at monthly, quarterly, or semi-annual intervals at our election. Interest is due and payable quarterly. Payments of 0.625% of the outstanding principal balance are due quarterly commencing on October 1, 2027. Loans under the Unsecured Term Loan Facility can be prepaid without penalty.
The Unsecured Term Loan Facility contains terms, conditions, covenants, and representations and warranties that are customary and typical for a transaction of this nature, including various affirmative and negative covenants, and limitations on the incurrence of liens and indebtedness, investments, fundamental organizational changes, dispositions, changes in the nature of business, transactions with affiliates, use of proceeds, stock repurchases and dividends we declare. The Unsecured Term Loan Facility also includes customary events of default and remedies.

THE EXCHANGE OFFER
Purpose of the Exchange Offer
In connection with the sale of the Original Notes on June 24, 2026, we, the Guarantors and each of Citigroup Global Markets Inc., RBC Capital Markets, LLC, BMO Capital Markets Corp. and J.P. Morgan Securities LLC, as representatives of the initial purchasers, entered into a registration rights agreement. Pursuant to the registration rights agreement, we agreed, among other things, to (a) file a registration statement following the date of original issuance of the Original Notes with the SEC with respect to a registered offer to exchange the Original Notes for new publicly registered notes of the Company having terms substantially identical in all material respects to such Original Notes (except that the new publicly registered notes will generally not contain terms with respect to transfer restrictions and registration rights, and related additional interest provisions), (b) use our commercially reasonable efforts to cause the registration statement provided for under the registration rights agreement to be declared or otherwise become effective under the Securities Act, (c) use our commercially reasonable efforts to cause the exchange offer to be consummated on the earliest practicable date after the registration statement has become effective, but in no event later than the 365th day after June 24, 2026 (the “Exchange Deadline”), and (d) keep the registration statement provided for under the registration rights agreement effective for not less than 20 business days after the date notice of the exchange offer is mailed to the holders of the Original Notes eligible to participate in the exchange offer.
If (i) the violation of any applicable law, rule, regulation or applicable interpretations of the staff of the SEC does not permit the Company to effect the exchange offer, (ii) the issuance of the Exchange Notes would cause the Company to be required to become registered as an investment company under the 1940 Act or (iii) under certain circumstances set forth in the registration rights agreement, an initial purchaser or any holder of the Original Notes so requests, the Company and the Guarantors will be required to file a shelf registration statement under the Securities Act which would cover resales of the Original Notes (a “Shelf Registration Statement”).
For each Original Note tendered to the Trustee pursuant to the exchange offer and not withdrawn by the holder thereof, the holder of the Original Note will receive an Exchange Note having a face amount equal to that of such tendered Original Note. Interest on each Exchange Note will accrue from               , 2026.
The registration rights agreement provides, among other things, that (i) if we fail to consummate the exchange offer or (ii) if the Shelf Registration Statement is not declared effective or does not otherwise become effective under SEC rules on or prior to the Exchange Deadline, then with respect to the first 90-day period immediately following the Exchange Deadline, the interest rate on the Original Notes will be increased by 0.25% per annum effective as of the first day after the Exchange Deadline and will increase by an additional 0.25% per annum with respect to each subsequent 90-day period, but only until the exchange offer is consummated or the Shelf Registration Statement is declared or otherwise becomes effective under SEC rules. The Issuer may suspend use of a prospectus that is part of a Shelf Registration Statement under certain circumstances relating to, among other things, corporate developments, public filings with the SEC and similar events. If a Shelf Registration Statement for the Original Notes ceases to be available for more than 45 days during any three-month period or 120 days within any twelve-month period, during the period that it is required to be available as specified by the registration rights agreement, the interest rate per annum borne Original Notes will be increased by 0.25% per annum for the first 90-day period from the 46th day or 121st day, as applicable, and will increase by an additional 0.25% per annum with respect to each subsequent 90-day period, until such time as such Shelf Registration Statement again becomes available. For the avoidance of doubt, the maximum possible increase in the interest rate per annum on the Original Notes at any time shall be 0.50% per annum.
Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

A copy of the registration rights agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
Resale of Exchange Notes
Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer the Exchange Notes issued in the exchange offer without further complying with the registration and prospectus delivery provisions of the Securities Act if:
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you are not our or any Guarantor’s affiliate within the meaning of Rule 405 under the Securities Act;

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you do not have an arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes;

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you are not engaged in, and do not intend to engage in, a distribution of the Exchange Notes; and

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you are acquiring the Exchange Notes in the ordinary course of your business.

If you are our affiliate, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the Exchange Notes, or are not acquiring the Exchange Notes in the ordinary course of your business:
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you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters; and

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in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale or transfer of the Exchange Notes.

This prospectus may be used for an offer to resell, resale or other transfer of Exchange Notes only as specifically set forth in this prospectus. Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”
Our belief that the Exchange Notes may be offered for resale without compliance with the registration or prospectus delivery provisions of the Securities Act is based on interpretations of the SEC expressed in some of its no-action letters to other issuers in exchange offers like ours. We cannot guarantee that the SEC would make a similar decision about our exchange offer. If our belief is wrong, or if you cannot truthfully make the representations mentioned above, and you transfer any Exchange Note issued to you in the exchange offer without meeting the registration and prospectus delivery requirements of the Securities Act, or without an exemption from such requirements, you could incur liability under the Securities Act. We are not indemnifying you for any such liability.
Terms of the Exchange Offer
We and the Guarantors are offering to exchange an aggregate principal amount of up to $1.0 billion of Exchange Notes and the Guarantee thereof for a like aggregate principal amount of Original Notes and the Guarantee thereof. The form and terms of the Exchange Notes are the same as the form and the terms of the Original Notes, except that the Exchange Notes:
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will have been registered under the Securities Act;

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will bear a different CUSIP number from the Original Notes;

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will not be subject to restrictions on transfer under the Securities Act; and

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will not contain the registration rights and additional interest provisions contained in the Original Notes.

The Exchange Notes evidence the same debt as the applicable Original Notes exchanged for the Exchange Notes. The Exchange Notes will be entitled to the benefits of the same Indenture under which the Original Notes were issued. The Indenture is governed by New York law. For a complete description of the terms of the Exchange Notes, see “Description of the Exchange Notes.” We will not receive any cash proceeds from the exchange offer.
The exchange offer is not extended to holders of Original Notes in any jurisdiction where the exchange offer would not comply with the securities or blue sky laws of that jurisdiction.
As of the date of this prospectus, $1.0 billion aggregate principal amount of Original Notes are outstanding and registered in the name of DTC or its nominee. We and the Guarantors will not set a fixed record date for determining registered holders of the Original Notes entitled to participate in the exchange offer. This prospectus, together with the letter of transmittal, is being made available to all registered holders of Original Notes and to others believed to have beneficial interests in the Original Notes.
This prospectus and the accompanying letter of transmittal together constitute the exchange offer. Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange Original Notes, which are properly tendered on or before the Expiration Date and are not withdrawn as permitted below, for a like principal amount of Exchange Notes. The Expiration Date for this exchange offer is 5:00 p.m., New York City time, on          , 2026, or such later date and time to which we, in our sole discretion, extend the exchange offer.
Original Notes tendered in the exchange offer must be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Neither we nor any of the Guarantors, our or their respective boards of directors or our or their management recommends that you tender or not tender Original Notes in the exchange offer or has authorized anyone to make any recommendation. You must decide whether to tender Original Notes in the exchange offer and, if you decide to tender, the aggregate amount of Original Notes to tender. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated under the Exchange Act.
We expressly reserve the right, in our sole discretion:
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to extend the Expiration Date;

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to delay accepting any Original Notes due to an extension of the exchange offer;

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if any condition set forth below under “— Conditions to the Exchange Offer” has not been satisfied, to terminate the exchange offer and not accept any Original Notes for exchange; or

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to amend the exchange offer in any manner.

We will give oral or written notice of any extension, delay, non-acceptance, termination or amendment as promptly as practicable by a public announcement, and in the case of an extension, no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. The notice of extension will disclose the aggregate principal amount of the Original Notes that have been tendered as of the date of such notice. Without limiting the manner in which we may choose to make a public announcement of any extension, delay, non-acceptance, termination or amendment, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency, which may be an agency controlled by us. Notwithstanding the foregoing, in the event of a material change in the exchange offer, including our waiver of a material condition, we will extend the exchange offer period if necessary so that at least five business days remain in the exchange offer following notice of the material change.
During an extension, all Original Notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any Original Notes not accepted for exchange for any reason will be returned without cost to the holder that tendered them promptly after the expiration or termination of the exchange offer.

Procedures for Tendering the Original Notes
When the holder of Original Notes tenders, and we accept such Original Notes for exchange pursuant to that tender, a binding agreement between us and the tendering holder is created, subject to the terms and conditions set forth in this prospectus and the accompanying letter of transmittal. Except as set forth below, a holder of Original Notes who wishes to tender such notes for exchange must, on or prior to the Expiration Date:
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transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to U.S. Bank Trust Company, National Association, which will act as the exchange agent, at the address set forth below under the heading “— The Exchange Agent;”

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comply with DTC’s Automated Tender Offer Program, or ATOP, procedures described below; or

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if Original Notes are tendered pursuant to the book-entry procedures set forth below, the tendering holder must transmit an agent’s message to the exchange agent as per the procedures of DTC, Euroclear Bank S.A./N.V., as operator of the Euroclear system, or Euroclear, or Clearstream Banking S.A., or Clearstream (as appropriate).

In addition, either:
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the exchange agent must receive the certificates for the Original Notes and the letter of transmittal;

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the exchange agent must receive, prior to the Expiration Date, a timely confirmation of the book-entry transfer of the Original Notes being tendered, along with the letter of transmittal or an agent’s message; or

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the holder must comply with the guaranteed delivery procedures described below.

The term “agent’s message” means a message, transmitted to DTC, Euroclear or Clearstream, as appropriate, and received by the exchange agent and forming a part of a book-entry transfer, or “book-entry confirmation,” which states that DTC, Euroclear or Clearstream, as appropriate, has received an express acknowledgement that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such holder.
We will not accept any alternative, conditional or contingent tenders. Each tendering holder, by execution of a letter of transmittal or by causing the transmission of an agent’s message, waives any right to receive any notice of the acceptance of such tender.
Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible institution unless the Original Notes surrendered for exchange are tendered:
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by a registered holder of the Original Notes; or

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for the account of an eligible institution.

An “eligible institution” is a firm which is a member of a registered national securities exchange or a member of the Financial Industry Regulatory Authority or a commercial bank or trust company having an office or correspondent in the United States.
If Original Notes are registered in the name of a person other than the signer of the letter of transmittal, the Original Notes surrendered for exchange must be endorsed by, or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by, the registered holder with the holder’s signature guaranteed by an eligible institution.
We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance of Original Notes tendered for exchange in our sole discretion. Our determination will be final and binding. We reserve the absolute right to:
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reject any and all tenders of any Original Note improperly tendered;

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refuse to accept any Original Note if, in our judgment or the judgment of our counsel, acceptance of the Original Note may be deemed unlawful; and

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waive any defects or irregularities or conditions of the exchange offer as to any particular Original Note based on the specific facts or circumstance presented either before or after the Expiration Date, including the right to waive the ineligibility of any holder who seeks to tender Original Notes in the exchange offer.

Notwithstanding the foregoing, we do not expect to treat any holder of Original Notes differently from other holders to the extent they present the same facts or circumstances.
Our interpretation of the terms and conditions of the exchange offer as to any particular Original Notes either before or after the Expiration Date, including the letter of transmittal and the instructions to it, will be final and binding on all parties. Holders must cure any defects and irregularities in connection with tenders of Original Notes for exchange within such reasonable period of time as we will determine, unless we waive such defects or irregularities. Neither we, the trustee, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Original Notes for exchange, nor shall any of us incur any liability for failure to give such notification.
If a person or persons other than the registered holder or holders of the Original Notes tendered for exchange signs the letter of transmittal, the tendered Original Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders appear on the Original Notes.
If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign the letter of transmittal or any Original Notes or any power of attorney, these persons should so indicate when signing, and you must submit proper evidence satisfactory to us of those persons’ authority to so act unless we waive this requirement.
By tendering, each holder will be deemed to represent to us: (i) that such holder acquiring Exchange Notes in the exchange offer is acquiring them in the ordinary course of its business; (ii) at the time of the commencement of the exchange offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes issued in the exchange offer in violation of the provisions of the Securities Act; (iii) it is not an “affiliate,” as defined under Rule 405 of the Securities Act, of us or any Guarantor; (iv) if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes; and (v) if such holder is a broker dealer, that it will receive Exchange Notes for its own account in exchange for Original Notes and corresponding Guarantees that were acquired as a result of market making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with the resale of such Exchange Notes.
If any holder or any other person receiving Exchange Notes from such holder is an “affiliate,” as defined under Rule 405 of the Securities Act, of us, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Notes to be acquired in the exchange offer in violation of the provisions of the Securities Act, the holder or any other person:
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may not rely on applicable interpretations of the staff of the SEC; and

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must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction or transfer.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”
Acceptance of Original Notes for Exchange; Delivery of Exchange Notes Issued in the Exchange Offer
Upon satisfaction or waiver of all the conditions to the exchange offer, we will accept, promptly after the Expiration Date, all Original Notes properly tendered and not validly withdrawn and will issue Exchange Notes registered under the Securities Act in exchange for the tendered Original Notes. For purposes of the exchange offer, we shall be deemed to have accepted properly tendered Original Notes for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter, and complied with the applicable provisions of the registration rights agreement. See “— Conditions to the Exchange Offer” for a discussion of the conditions that must be satisfied before we accept any Original Notes for exchange.
For each Original Note accepted for exchange, the holder will receive an Exchange Note registered under the Securities Act having a principal amount equal to that of the surrendered Original Note. Registered holders of Exchange Notes issued in the exchange offer on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the last interest payment date on which interest was paid on the Original Note surrendered in exchange thereof or, if no interest has been paid on such Original Note, June 24, 2026. Under the registration rights agreement, we may be required to make payments of additional interest to the holders of the Original Notes under circumstances relating to the timing of the exchange offer.
In all cases, we will issue Exchange Notes for Original Notes that are accepted for exchange only after the exchange agent timely receives:
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certificates for such Original Notes or a timely book-entry confirmation of such Original Notes into the exchange agent’s account at DTC, Euroclear or Clearstream, as appropriate;

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a properly completed and duly executed letter of transmittal or an agent’s message; and

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all other required documents.

If for any reason set forth in the terms and conditions of the exchange offer we do not accept any tendered Original Notes, or if a holder submits Original Notes for a greater principal amount than the holder desires to exchange, we will return such unaccepted or nonexchanged Notes without cost to the tendering holder. In the case of Original Notes tendered by book-entry transfer into the exchange agent’s account with DTC, Euroclear or Clearstream, the nonexchanged Notes will be credited to an account maintained with DTC, Euroclear or Clearstream. We will return the Original Notes or have them credited to DTC, Euroclear or Clearstream accounts, as appropriate, promptly after the expiration or termination of the exchange offer.
Book-Entry Transfer
The participant should transmit its acceptance to DTC, Euroclear or Clearstream, as the case may be, on or prior to the Expiration Date or comply with the guaranteed delivery procedures described below. DTC, Euroclear or Clearstream, as the case may be, will verify the acceptance and then send to the exchange agent confirmation of the book-entry transfer. The confirmation of the book-entry transfer will include an agent’s message confirming that DTC, Euroclear or Clearstream, as the case may be, has received an express acknowledgement from the participant that the participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such participant. Delivery of Exchange Notes issued in the exchange offer may be effected through book-entry transfer at DTC, Euroclear or Clearstream, as the case may be. However, the letter of transmittal or an agent’s message, with any required signature guarantees and any other required documents, must:
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be transmitted to and received by the exchange agent at the address set forth below under “— The Exchange Agent” on or prior to the Expiration Date; or

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comply with the guaranteed delivery procedures described below.

DTC’s ATOP program is the only method of processing exchange offers through DTC. To accept an exchange offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC’s communication system. In addition, such tendering participants should deliver a copy of the letter of transmittal to the exchange agent unless an agent’s message is transmitted in lieu thereof. DTC is obligated to communicate those electronic instructions to the exchange agent through an agent’s message. To tender Original Notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the exchange agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the letter of transmittal. Any instruction through ATOP is at your risk and such instruction will be deemed made only when actually received by the exchange agent.
In order for an acceptance of an exchange offer through ATOP to be valid, an agent’s message must be transmitted to and received by the exchange agent prior to the Expiration Date, or the guaranteed delivery procedures described below must be complied with. Delivery of instructions to DTC does not constitute delivery to the exchange agent.
Guaranteed Delivery Procedures
If a holder of Original Notes desires to tender such notes and the holder’s Original Notes are not immediately available, or time will not permit the holder’s Original Notes or other required documents to reach the exchange agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:
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the holder tenders the Original Notes through an eligible institution;

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prior to the Expiration Date, the exchange agent receives from such eligible institution a properly completed and duly executed notice of guaranteed delivery, acceptable to us, by mail, hand delivery, or overnight courier, setting forth the name and address of the holder of the Original Notes tendered, the certificate number or numbers of such Original Notes and the amount of the Original Notes being tendered. The notice of guaranteed delivery shall state that the tender is being made and guarantee that within three New York Stock Exchange trading days after the Expiration Date, the certificates for all physically tendered Original Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal or agent’s message with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

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the exchange agent receives the certificates for all physically tendered Original Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal or agent’s message with any required signature guarantees and any other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the Expiration Date.

Withdrawal Rights
You may withdraw tenders of your Original Notes at any time prior to the Expiration Date. For a withdrawal to be effective, you must send a written notice of withdrawal by telegram, facsimile transmission or letter to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice of exchange offer. Any such notice of withdrawal must:
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specify the name of the holder that has tendered the Original Notes to be withdrawn;

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the principal amount of Original Notes delivered for exchange;

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a statement that such holder is withdrawing their election to have such Original Notes exchanged; and

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where certificates for Original Notes are transmitted, specify the name in which Original Notes are registered, if different from that of the withdrawing holder.

If certificates for Original Notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution. If Original Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC, Euroclear or Clearstream, as applicable, to be credited with the withdrawn notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal and our determination will be final and binding on all parties. Any tendered notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Original Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder. In the case of Original Notes tendered by book-entry transfer into the exchange agent’s account at DTC, Euroclear or Clearstream, as applicable, the Original Notes will be credited to an account with DTC, Euroclear or Clearstream, as applicable, for the Original Notes. The Original Notes will be returned promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Original Notes may be re-tendered by following one of the procedures described under “— Procedures for Tendering the Original Notes” above at any time on or prior to 5:00 p.m., New York City time, on the Expiration Date.
Conditions to the Exchange Offer
Notwithstanding any other provisions of the exchange offer, we are not required to accept the Original Notes in the exchange offer or to issue the Exchange Notes, and we may terminate or amend the exchange offer, if at any time before the Expiration Date such acceptance or issuance would violate any applicable law or any interpretations of the staff of the SEC.
The preceding conditions are for our sole benefit, and we may assert any of them regardless of the circumstances giving rise to such condition. We may waive the preceding conditions in whole or in part at any time and from time to time in our sole discretion. Our failure at any time to exercise the foregoing rights shall not be deemed a waiver of such rights, and each right shall be deemed an ongoing right which we may assert at any time and from time to time.
The exchange offer is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered in the exchange offer.
Absence of Appraisal and Dissenters’ Rights
Holders of the Original Notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.
The Exchange Agent
U.S. Bank Trust Company, National Association has been appointed as our exchange agent for the exchange offer. All executed letters of transmittal should be directed to our exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:
U.S. Bank Trust Company, National Association, as Exchange Agent
By Registered or Certified Mail, Overnight Delivery on or before
5:00 p.m., New York City Time, on the Expiration Date:
U.S. Bank Trust Company, National Association
Attn: Corporate Actions
111 Fillmore Avenue
St. Paul, MN 55107-1402
For Information or Confirmation by Telephone Call:
(800) 934-6802
By Email or Facsimile Transmission (for Eligible Institutions only):
Email: cts.specfinance@usbank.com
Facsimile: (651) 466-7367
The method of delivery of the Original Notes, the letters of transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, we recommend registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or Original Notes should be sent directly to us.
DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR IN THE NOTICE OF EXCHANGE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.
Fees and Expenses
We will not make any payment to brokers, dealers or others soliciting acceptance of the exchange offer except for reimbursement of mailing expenses.
The cash expenses to be incurred in connection with the exchange offer will be paid by us.
Transfer Taxes
Holders who tender their Original Notes for Exchange Notes will not be obligated to pay any transfer taxes in connection with the exchange. If, however, Exchange Notes issued in the exchange offer or substitute Original Notes not tendered or exchanged are to be delivered to, or are to be issued in the name of, any person other than the holder of the Original Notes tendered, or if a transfer tax is imposed for any reason other than the exchange of Original Notes in connection with the exchange offer, then the holder must pay any applicable transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of, or exemption from, transfer taxes is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to the tendering holder.
Consequences of Failure to Exchange Original Notes
Holders who desire to tender their Original Notes in exchange for Exchange Notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither the exchange agent, the trustee nor we are under any duty to give notification of defects or irregularities with respect to the tenders of Original Notes for exchange.
Original Notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to accrue interest and to be subject to the provisions in the Indenture regarding the transfer and exchange of the Original Notes and the existing restrictions on transfer set forth in the legend on the Original Notes and in the final offering memorandum dated June 15, 2026, relating to the Original Notes. After completion of this exchange offer, we will have no further obligation to provide for the registration under the Securities Act of those Original Notes and we do not intend to register the Original Notes under the Securities Act. In general, Original Notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.
Upon completion of the exchange offer, holders of any remaining Original Notes will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances. See “Risk Factors — Risks Relating to the Exchange Offer — You may have difficulty selling the Original Notes that you do not exchange.”
Exchanging Original Notes
Based on interpretations of the staff of the SEC, as set forth in no-action letters to third parties, we believe that the Exchange Notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by holders of such Exchange Notes, other than by any holder that is a broker-dealer who acquired Original Notes for its own account as a result of market-making or other trading activities or by any holder which is an “affiliate” of us within the meaning of Rule 405 under the Securities Act. We believe the Exchange Notes may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act, if:
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the holder is not a broker-dealer tendering notes acquired directly from us;

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the person acquiring the Exchange Notes in the exchange offer, whether or not that person is a holder, is acquiring them in the ordinary course of its business;

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neither the holder nor that other person has any arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes issued in the exchange offer; and

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the holder is not our or any Guarantor’s affiliate.

However, the SEC has not considered the exchange offer in the context of a no-action letter, and we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in these other circumstances.
Each holder must furnish a written representation, at our request, that:
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it is acquiring the Exchange Notes issued in the exchange offer in the ordinary course of its business;

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at the time of the commencement of the exchange offer, it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes issued in the exchange offer in violation of the provisions of the Securities Act;

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it is not an “affiliate,” as defined in Rule 405 of the Securities Act, of us or any Guarantor;

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if it is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes; and

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if such holder is a broker dealer, that it will receive Exchange Notes for its own account in exchange for Original Notes and corresponding Guarantees that were acquired as a result of market making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with the resale of such Exchange Notes.

Each holder who cannot make such representations:
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will not be able to rely on the interpretations of the staff of the SEC in the above-mentioned interpretive letters;

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will not be permitted or entitled to tender Original Notes in the exchange offer; and

•
must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of Original Notes, unless the sale is made under an exemption from such requirements.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”
In addition, to comply with state securities laws of certain jurisdictions, the Exchange Notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with by the holders selling the Exchange Notes. We have not agreed to register or qualify the Exchange Notes for offer or sale under state securities laws.

DESCRIPTION OF THE EXCHANGE NOTES
Set forth below is a summary of the particular terms of the notes. This prospectus contains descriptions of certain terms of the notes and the Indenture (as defined below) but does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the “TIA”), and to all of the provisions of the Indenture governing the notes, including the definitions of specified terms used in the Indenture. In addition to reading this description of the notes, you should also read the Indenture under which the notes are to be issued because it, and not this description, will define your rights as a holder of the notes. References to the “notes” refer to the Original Notes, the Exchange Notes and any additional notes issued under the Indenture in accordance with the terms of the Indenture.
General
HA Sustainable Infrastructure Capital, Inc. (the “Issuer,” and together with the Guarantors, the “Credit Parties”) will issue the Exchange Notes under an indenture (the “Indenture”), dated as of June 24, 2026, among us, the Guarantors and U.S. Bank Trust Company, National Association, a national banking association, as trustee (the “Trustee”). This is the same Indenture under which the Original Notes were issued.
The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this “Description of the Exchange Notes,” defines your rights as a holder of the Notes. A copy of the Indenture has been filed as an exhibit to our Current Report on Form 8-K filed with the SEC on June 26, 2026 and is available from us upon request. See “Where You Can Find More Information.” Certain defined terms used in this “Description of the Exchange Notes” but not defined below under “— Certain Definitions” have the meanings assigned to them in the Indenture.
The Exchange Notes will be issued in fully registered form only, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Exchange Notes will mature on July 15, 2033, unless the Issuer redeems or repurchases the Exchange Notes prior to such date, including as described below under “— Optional Redemption of the Notes” and “— Offer to Repurchase Upon a Change of Control Repurchase Event.”
The Indenture does not limit the amount of other debt that the Issuer or any Guarantor may incur. The Issuer may, from time to time, without the consent of the holders of the notes, issue other debt securities under the Indenture in addition to the notes. The terms and conditions of those debt securities will be set forth in those debt securities and the supplemental indenture pursuant to which those debt securities are issued. The Issuer may also, from time to time, without the consent of the holders of the notes, increase the principal amount of the notes that may be issued under the Indenture and issue additional notes. Any such additional notes will have the same terms as the notes, but may be offered at a different offering price or have a different issue date, initial interest accrual date or initial interest payment date than the notes. The Exchange Notes issued hereby pursuant to the Indenture in connection with a registered exchange offer pursuant to the registration rights agreement, will become part of the same series, including for purposes of voting, redemptions and offers to purchase. If any such additional notes are not fungible with the series of notes being issued by this prospectus for U.S. federal income tax purposes, such additional notes will have a separate CUSIP and ISIN number.
The Exchange Notes do not provide for any mandatory prepayment or sinking fund.
The Exchange Notes Versus the Original Notes
The Exchange Notes will be substantially identical to the Original Notes, except the Exchange Notes will be registered under the Securities Act, and the transfer restrictions and registration rights, and related additional interest provisions, applicable to the Original Notes will not apply to the Exchange Notes.

Principal and Interest
The notes will bear interest from and including June 24, 2026 at an annual rate of 5.950%. Interest on the notes will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing January 15, 2027 to the persons in whose names the notes are registered at the close of business on the immediately preceding January 1 and July 1, respectively (whether or not a business day). Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.
Except as described below under “— Offer to Repurchase Upon a Change of Control Repurchase Event,” the Issuer will not be required to make any mandatory redemption, mandatory repurchase or sinking fund payments with respect to the notes.
Any Original Notes that remain outstanding following the completion of this exchange offer, together with the Exchange Notes issued in connection with this exchange offer, and any additional notes actually issued will be treated as a single class of securities under the Indenture.
Amounts due on the stated maturity date or any earlier redemption or repurchase date of the notes will be payable at the corporate trust office of the Trustee, initially at 185 Asylum Street, 27th Floor, Hartford, CT 06103 or such other corporate trust office as provided for in the Indenture. The Issuer will make payments of principal, premium, if any, redemption or repurchase price and interest in respect of the notes in book-entry form to The Depository Trust Company (“DTC”) in immediately available funds, while disbursement of such payments to owners of beneficial interests in such notes in book-entry form will be made in accordance with the procedures of DTC and its participants in effect from time to time. If any of the notes are no longer represented by a global security, payment of interest on the notes may, at our option, be made by check mailed directly to holders at their registered addresses or by wire transfer to such holders in accordance with the wire instructions for such holders as set forth in the registrar.
The Trustee will initially act as paying agent for payments with respect to the notes. The Issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the Issuer will be required to maintain a paying agent in each place of payment for the notes. All moneys paid by the Issuer to a paying agent for the payment of principal, interest, premium, if any, or the redemption or repurchase price on notes which remain unclaimed at the end of two years after such principal, interest, premium, if any, or redemption or repurchase price has become due and payable will be repaid to the Issuer upon request, and the holder of such notes thereafter may, as an unsecured general creditor, look only to the Issuer for payment thereof, and any liability of the Trustee or such paying agent with respect to such trust money, and any liability of the Issuer as trustee thereof, shall cease.
Neither the Issuer nor the Trustee will impose any service charge for any transfer or exchange of a note. However, the Issuer and/or the Trustee may require you to pay any taxes or other governmental charges in connection with a transfer or exchange of notes.
The Issuer is not required to transfer or exchange any notes selected for redemption or repurchase for a period of 15 days before delivery of a notice of redemption or repurchase of the notes to be redeemed or repurchased, as the case may be.
If any interest payment date, stated maturity date or earlier redemption or repurchase date falls on a day that is not a business day in The City of New York, the Issuer will make the required payment of principal, premium, if any, redemption or repurchase price and/or interest on the next business day as if it were made on the date payment was due, and no interest will accrue on the amount so payable for the period from and after that interest payment date, stated maturity date or earlier redemption or repurchase date, as the case may be, to the next business day.
As used in the Indenture, the term “business day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies are authorized or obligated by law, regulation or executive order to close in the place where the principal of and premium, if any, and interest on, or any redemption or repurchase price of, the notes are payable.
The Trustee will not have any responsibility to calculate, determine or verify the interest rate, nor will it be liable to the Issuer, the holders or any party for, any calculation thereto.

Guarantees
The obligations of the Issuer pursuant to the notes and the Indenture, including any repurchase obligation resulting from a Change of Control Repurchase Event (as defined below), will be fully and unconditionally guaranteed (the “Note Guarantees”), jointly and severally, on a senior basis, by each of the Guarantors.
None of the subsidiaries of the Issuer, other than the Guarantors, will guarantee or have any obligation in respect of the notes. The Issuer and the Guarantors depend upon funds from their respective subsidiaries to meet their obligations in respect of the notes or the Note Guarantees, as applicable.
Each Note Guarantee will be a general unsecured obligation of the relevant Guarantor and will be limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. By virtue of this limitation, a Guarantor’s obligation under its Note Guarantee could be significantly less than amounts payable with respect to the notes, or a Guarantor may have effectively no obligation under its Note Guarantee.
See “Risk Factors — Risks Related to the Notes — Federal and state laws may permit courts, under specific circumstances, to void the Notes and/or any Guarantees as a fraudulent transfer or conveyance, subordinate claims in respect of the Notes and/or any Guarantees and require you to return payments received. If that occurs, you may not receive any payments on the Notes or any Guarantees” and “Risk Factors — Risks Related to the Notes — A Guarantor’s liability under its Guarantee of the Notes may be reduced to zero, voided or released under certain circumstances, and you may not receive any payments from some or all of the Guarantors.”
The Note Guarantee of a Guarantor will terminate:
•
if such Guarantor ceases or substantially contemporaneously ceases to (i) guarantee any Corporate Indebtedness (as defined herein) (other than the notes) and (ii) have any outstanding Corporate Indebtedness issued by such Guarantor;

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if such Guarantor is sold or disposed of (whether by stock sale, merger, consolidation or the sale of all or substantially all of its assets) to an entity that is not required to become a Guarantor, if such sale or disposition is otherwise in compliance with the Indenture, including the covenant described in “— Consolidation, Merger, Sale of Assets and Other Transactions;”

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if such Guarantor is dissolved or liquidated and such dissolution or liquidation is not an Event of Default (excluding an Event of Default under the last bullet point of the first paragraph under “— Events of Default, Notice and Waiver” below);

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upon the merger of such Guarantor into, or the consolidation of such Guarantor with, (a) a subsidiary of the Issuer that is not a Guarantor or (b) the Issuer or another Guarantor;

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if the Issuer effects a defeasance or discharge of the notes, as provided in “— Defeasance and Discharge;” or

•
upon full and final payment of the notes.

“Corporate Indebtedness” means Indebtedness of the type described in clauses (i)(a) or (i)(b) of the definition of Indebtedness other than Indebtedness secured by a pledge, mortgage, lien or other encumbrance that is not restricted or is otherwise permitted by the “Limitation of Liens” covenant.
Ranking
The notes are:
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senior unsecured obligations of the Issuer;

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pari passu in right of payment with all existing and future senior unsecured Indebtedness and senior unsecured guarantees of the Issuer;

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effectively subordinated in right of payment to all existing and future secured Indebtedness and secured guarantees of the Issuer to the extent of the value of the assets securing such Indebtedness and guarantees;

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senior in right of payment to all existing and future subordinated Indebtedness and subordinated guarantees of the Issuer; and

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effectively subordinated in right of payment to all existing and future indebtedness, guarantees and other liabilities (including trade payables) and any preferred equity of the Issuer’s subsidiaries (other than any subsidiaries that are Guarantors of the notes as described below).

The notes will be guaranteed solely by the Guarantors. None of the Issuer’s other current or future subsidiaries will be required to guarantee the notes in the future.
The Note Guarantee from each Guarantor is:
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a senior unsecured obligation of such Guarantor;

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pari passu in right of payment with all existing and future senior unsecured Indebtedness and senior unsecured guarantees of such Guarantor;

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effectively subordinated in right of payment to all existing and future secured Indebtedness and secured guarantees of such Guarantor to the extent of the value of the assets securing such Indebtedness and guarantees;

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senior in right of payment to all existing and future subordinated Indebtedness and subordinated guarantees of such Guarantor; and

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effectively subordinated in right of payment to all existing and future indebtedness, guarantees and other liabilities (including trade payables) and any preferred equity of the Guarantors’ subsidiaries (other than any subsidiaries that are Guarantors of the notes).

“Indebtedness” shall mean (i) any obligation of, or any obligation guaranteed by, the Issuer or any Guarantor for which such Person is responsible or liable as obligor or otherwise, including principal, premium and interest (whether accruing before or after filing of any petition in bankruptcy or any similar proceedings by or against the Credit Parties and whether or not allowed as a claim in bankruptcy or similar proceedings), in respect of (a) indebtedness for money borrowed, (b) indebtedness evidenced by securities, bonds, debentures, notes or other similar written instruments, (c) any deferred obligation for the payment of the purchase price or conditional sale obligation of property or assets acquired other than in the ordinary course of business, (d) all obligations for the reimbursement of any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction or (e) any obligation referred to in any of clauses (a) through (d) above of other persons secured by any lien on any property or asset of the Issuer or any Guarantor (to the extent of the value of the property or asset subject to such lien) and (ii) all indebtedness for obligations to make payment in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts (including future or options contracts) swap agreements, cap agreements, repurchase and reverse repurchase agreements and similar arrangements, whether outstanding on the first issuance of the notes or thereafter created, assumed or incurred.
Substantially all of the business of the Credit Parties is conducted through their subsidiaries, which are separate and distinct legal entities that (except for the Credit Parties themselves) have no contractual or other obligations to make payments due on the notes or to provide funds for that purpose. Therefore, the ability of the Credit Parties to make payments due on the notes and to meet their other cash needs is dependent on the earnings of, and the distribution of funds (whether by dividend, distribution, loan or otherwise) to them by, subsidiaries that are not Credit Parties. The availability of funds from such subsidiaries will depend upon, among other things, their operating results, financial condition and legal or contractual restrictions on their ability to pay dividends and distributions or make loans. The Issuer cannot assure you that such subsidiaries will have sufficient funds, or that agreements governing the existing and future indebtedness of such subsidiaries will not restrict or prevent such subsidiaries from providing the Credit Parties with sufficient funds, to make payments on the notes when due and to meet their other cash needs, and the Indenture does not restrict such subsidiaries from entering into such restrictive agreements. Furthermore,

Credit Parties guarantee many of the obligations of our subsidiaries, and Credit Parties may guarantee obligations of our subsidiaries in the future. Such guarantees may require the Credit Parties as described above to provide substantial funds or assets to our subsidiaries or their creditors at a time when the Credit Parties need liquidity to fund their own obligations, such as the notes. In addition, the notes are effectively subordinated in right of payment to all existing and future indebtedness, guarantees and other liabilities (including trade payables) and preferred equity of our subsidiaries (other than the Credit Parties).
Furthermore, the notes and any Note Guarantees by our subsidiaries are unsecured and therefore do not have the benefit of any collateral. Accordingly, the notes and any Note Guarantees are effectively subordinated in right of payment to all existing and future secured Indebtedness and secured guarantees of the Issuer and any Guarantors to the extent of the value of the assets securing such secured Indebtedness and secured guarantees.
The Indenture does not contain any limitations on the amount of additional Indebtedness that the Issuer or any of the Guarantors or their respective subsidiaries may incur.
As of June 30, 2026, the Credit Parties had approximately $5.9 billion of total consolidated indebtedness. Of that $5.9 billion of total consolidated indebtedness, (i) approximately $5.8 billion was indebtedness of either the Issuer, guaranteed by the Operating Partnership, HAC, HAC Holdings I, HAC Holdings II, HAT I and HAT II, or HAT I and HAT II as co-obligors, guaranteed by the Issuer, the Operating Partnership, HAC, HAC Holdings I and HAC Holdings II, and (ii) approximately $119.6 million was secured indebtedness solely (for purposes of GAAP) of the non-Guarantor subsidiaries.
As of June 30, 2026, the Credit Parties had approximately $228 million of outstanding debt under the Prior Unsecured Term Loan Facility and $250 million of outstanding debt under the Delayed Draw Term Loan Facility. As of June 30, 2026, the Credit Parties had no outstanding borrowings under the Prior Unsecured Credit Facility. As of June 30, 2026, the Credit Parties had no outstanding debt under the Credit-Enhanced Commercial Paper Program and no outstanding debt under the Standalone Commercial Paper Program. On July 14, 2026, the Prior Unsecured Term Loan Facility was replaced by the Unsecured Term Loan Facility and the Prior Unsecured Credit Facility was replaced by the Unsecured Credit Facility. The Delayed Draw Term Loan Facility was paid off and terminated on July 14, 2026.
To enhance the credit of the notes under the Standalone Commercial Paper Program, we reserve availability under the Unsecured Credit Facility for the amount of any outstanding notes under the Standalone Commercial Paper Program. As of June 30, 2026, approximately $1.8 billion of debt was available for borrowing under the Prior Unsecured Credit Facility, net of reserves for debt outstanding under the Standalone Commercial Paper Program and $125 million of debt was available for borrowing under the Credit-Enhanced Commercial Paper Program.
Certain Covenants
The Issuer and the Guarantors have agreed to certain restrictions on their activities for the benefit of holders of the notes. The restrictive covenants summarized below will apply, unless the covenants are waived or amended, so long as any of the notes are outstanding. The Indenture does not contain any covenants other than those summarized below and will not restrict us or our subsidiaries from paying dividends or incurring additional debt. In addition, the Indenture does not protect holders of notes in the event of certain highly leveraged transactions.
Limitations on Liens
The Indenture provides that the Credit Parties will not, and will not cause or permit any of their respective Covered Subsidiaries to, create, assume, incur or guarantee any Indebtedness for money borrowed that is secured by a pledge, mortgage, lien or other encumbrance (other than Permitted Liens) on any Voting Stock or profit participating equity interests of their respective Covered Subsidiaries (to the extent of their ownership of such Voting Stock or profit participating equity interests) or any entity that succeeds (whether by merger, consolidation, sale of assets or otherwise) to all or any substantial part of the business of any of such Covered Subsidiaries, without providing that the notes (together with, if the Credit Parties shall so determine, any other Indebtedness of the Credit Parties ranking equally in right of payment with the notes) will be secured equally and ratably with or prior to all other Indebtedness secured by such pledge, mortgage, lien or other encumbrance on the Voting Stock or profit participating equity interests of any such entities for so long as such other Indebtedness is so secured. This covenant will not limit the ability of the Credit Parties or their subsidiaries to incur Indebtedness or other obligations secured by liens on assets other than the Voting Stock or profit participating equity interests of the Credit Parties and their respective Covered Subsidiaries.
“Capital Stock” means:
(1)   with respect to any Person other than a business trust, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of or in its corporate stock or, if such Person is not a corporation, its equity; and
(2)   with respect to any Person that is a business trust, any and all beneficial ownership interests (however designated and whether or not voting) in such Person;
in each case including each class or series of Common Stock and Preferred Stock of such Person but in each case excluding any Indebtedness or debt securities convertible into or exchangeable for, or any options, warrants, contracts or other securities (including derivative instruments) exercisable or exchangeable for, convertible into or otherwise for or relating to the purchase or sale of, any of the items referred to in clauses (1) or (2) above.
“Common Stock” means, with respect to (a) any Person other than a business trust, any and all shares, interests, participations or other equivalents (however designated and whether voting or non-voting) of or in such Person’s common stock or, if such Person is not a corporation, its common equity or (b) any Person that is a business trust, any and all common beneficial ownership interests (however designated and whether voting or nonvoting) in such Person, in each case including, without limitation, all series and classes of such common stock, other common equity or common beneficial ownership interests, as the case may be, but in each case excluding any Indebtedness or debt securities convertible into or exchangeable for, or any options, warrants, contracts or other securities (including derivative instruments) exercisable or exchangeable for, convertible into or otherwise for or relating to the purchase or sale of, any of the foregoing. The determination of whether any beneficial ownership interests or equity constitute common beneficial ownership interest or common equity, respectively, shall be made by the Issuer in good faith.
“Covered Subsidiaries” means the subsidiaries of the Credit Parties, but excluding the Excluded Subsidiaries and the Securitization Entities.
“Excluded Subsidiary” means any (i) limited partnership, limited liability company, corporation or equivalent entity that is organized under the laws of a jurisdiction other than any state of the United States and (ii) any subsidiary of an entity described in clause (i).
“Permitted Liens” means (i) liens on Voting Stock or profit participating equity interests of any subsidiary existing at the time such entity becomes a direct or indirect subsidiary of the Issuer or is merged into a direct or indirect subsidiary of the Issuer (provided such liens are not created or incurred in connection with such transaction and do not extend to any other subsidiary), (ii) statutory liens, liens for taxes or assessments or governmental liens not yet due or delinquent or which can be paid without penalty or are being contested in good faith, (iii) other liens of a similar nature as those described in subclause (ii) above, (iv) liens existing on the date of original issuance of the notes, (v) liens on Voting Stock or profit participating equity interests of any subsidiary of a Credit Party that is not itself a Credit Party securing Indebtedness or any other obligations of a subsidiary of a Credit Party that is not itself a Credit Party (vi) liens securing Indebtedness for borrowed money in an aggregate principal amount outstanding at any one time not to exceed 10% of total assets, as reported on the consolidated balance sheet of the Issuer, (vii) any lien renewing, extending or refunding any lien permitted by clauses (i) through (vi) above without increase of the principal of the Indebtedness secured thereby (other than by the amount of fees and expenses in connection therewith), and (viii) liens securing hedging obligations to manage interest rate, currency or commodity risks and not speculative purposes.
“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation, dissolution or winding up.

“Securitization Entities” means any entity formed for the purpose of engaging in or facilitating structured or securitization financing and other activities reasonably related thereto (whether now existing or formed after the date of original issuance of the notes).
“subsidiary” means, with respect to any Person and at any time, any other Person if (a) more than 50% of the total combined voting power of all of such other Person’s outstanding Voting Stock is at the time owned, directly or indirectly, by such referent Person and/or one or more other subsidiaries of such referent Person or (b) the management and policies of such other Person are otherwise controlled (as determined in good faith by such referent Person), directly or indirectly, by such referent Person and/or one or more other subsidiary of such referent Person. As used in the immediately preceding sentence, the term “controlled” shall mean the referent Person has the power, directly or indirectly, to direct or cause the direction the management or policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of clarity, it is understood and agreed that, anything in this Description of The Exchange Notes to the contrary notwithstanding, non-consolidated entities (within the meaning of GAAP) shall not be deemed to be subsidiaries of any Person.
“Voting Stock” means, with respect to any Person, all classes and series of Capital Stock of such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote in the election of the directors, managers or trustees (or other persons performing similar functions), as the case may be, of such Person.
Consolidation, Merger, Sale of Assets and Other Transactions
None of the Credit Parties shall be party to a Substantially All Merger (as defined below) or participate in a Substantially All Sale (as defined below), other than sales, assignments, transfers, losses, conveyances or other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments (in each case, as defined below) or other securities or assets in each case, in the ordinary course of business, unless:
•
the Credit Party is the surviving Person, or the Person formed by or surviving such Substantially All Merger or to which such Substantially All Sale has been made (the “Successor Party”) is an entity organized and validly existing under the laws of the United States or any state thereof or the District of Columbia, and has expressly assumed by supplemental indenture all of the obligations of such Credit Party under the Indenture;

•
immediately after giving effect to such transaction, no default or Event of Default (as defined below) has occurred and is continuing; and

•
the Issuer delivers to the Trustee an officer’s certificate and an opinion of counsel, each stating that such transaction and any supplemental indenture comply with the Indenture and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

For as long as any notes remain outstanding, each of the Credit Parties must be organized under the laws of the United States or any state thereof or the District of Columbia.
“Credit Group” means the Credit Parties and the Credit Parties’ direct and indirect subsidiaries (to the extent of their economic ownership interest in such subsidiaries) taken as a whole.
“Substantially All Merger” means a merger or consolidation of one or more Credit Parties with or into another Person that would, in one or a series of related transactions, result in the transfer or other disposition, directly or indirectly, of all or substantially all of the combined assets of the Credit Group, taken as a whole, to a Person that is not within the Credit Group immediately prior to such transaction.
“Substantially All Sale” means a sale, assignment, transfer, lease or conveyance to any other Person in one or a series of related transactions, directly or indirectly, of all or substantially all of the combined assets of the Credit Group, taken as a whole, to a Person that is not within the Credit Group immediately prior to such transaction.
Any Person that becomes a Successor Party pursuant to this covenant will be substituted for the applicable Credit Party in the Indenture, with the same effect as if it had been an original party to the Indenture. As a result, the Successor Party may exercise the rights and powers of the applicable Credit Party under the Indenture, and, except in the case of a lease, the prior Credit Party will be released from all of its liabilities and obligations under the Indenture and under the notes and Note Guarantees.
Any substitution of a Successor Party for the applicable Credit Party might be deemed for U.S. federal income tax purposes to be an exchange of the debt securities for “new” debt securities, resulting in recognition of gain or loss for such purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any such substitution.
Offer to Repurchase Upon a Change of Control Repurchase Event
If a Change of Control Repurchase Event occurs, unless the Issuer has exercised its option to redeem the notes as described below, the Issuer will make an offer to each holder of notes to repurchase all or any part of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased to, but excluding, the date of repurchase (the “Repurchase Price”). Within 30 days following any Change of Control Repurchase Event or, at the Issuer’s option, prior to any Change of Control (as defined below), but after the public announcement of the Change of Control, the Issuer will give notice to each holder (with a copy to the Trustee) describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given. The notice shall, if given prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. The Issuer will comply with the applicable requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the notes, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the notes by virtue of such conflict.
On the Change of Control Repurchase Event payment date, the Issuer will, to the extent lawful:
(1)   accept for payment all notes or portions of notes properly tendered pursuant to the Issuer’s offer;
(2)   deposit with the paying agent an amount equal to the aggregate Repurchase Price in respect of all notes or portions of notes properly tendered; and
(3)   deliver or cause to be delivered to the Trustee the notes properly accepted, together with an officer’s certificate stating the aggregate principal amount of notes being repurchased by the Issuer.
The paying agent will promptly deliver to each holder of notes properly tendered the Repurchase Price for the notes, and upon receipt of a written direction from the Issuer, the Trustee will promptly authenticate and deliver (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided that each new note representing any unpurchased portion of any notes surrendered will be in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof.
The Issuer will not be required to make an offer to repurchase the notes upon a Change of Control Repurchase Event if (i) a third party makes an offer in respect of the notes in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and such third party purchases all notes properly tendered and not withdrawn in respect of its offer or (ii) the Issuer has given written notice of a redemption as provided below under “— Optional Redemption of the Notes.”
There can be no assurance that sufficient funds will be available at the time of any Change of Control Repurchase Event to make required repurchases of notes tendered. The failure of the Issuer or the Guarantors to repurchase the notes upon a Change of Control Repurchase Event would result in a default under the Indenture. If the holders of the notes exercise their right to require the Issuer to repurchase the notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could result in defaults under any revolving credit facility or other debt instruments to which the Issuer or the Guarantors are or could become party, including the acceleration of the maturity of any borrowings thereunder. It is possible that the Credit Parties will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the Credit Parties’ other debt and the notes. See “Risk Factors —  Risks Related to the Notes — Our ability to repurchase Notes upon a Change of Control Repurchase Event may be limited.”
The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the combined assets of the Credit Group. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuer to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Credit Group to another Person or group may be uncertain.
For purposes of the notes:
“Below Investment Grade Rating Event” means the rating on the notes is (A) lowered by two or more Rating Agencies in respect of a Change of Control and (B) the notes are rated below Investment Grade (as defined below) by (i) both Rating Agencies if the notes are rated by two Rating Agencies or (ii) two of such Rating Agencies if the notes are rated by three Rating Agencies on any date from the date of the public notice of a transaction or transactions that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended until the ratings are announced if during such 60-day period the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if each Rating Agency making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Issuer in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event). The Issuer will request the Rating Agencies to make such confirmation in connection with any Change of Control and shall promptly deliver an officer’s certificate to the Trustee certifying as to whether or not such confirmation has been received or denied.
“Change of Control” means the occurrence of the following:
•
the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, written notice or otherwise) that any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the date of original issuance of the notes), other than any of the Issuer’s subsidiaries, is or has become the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of original issuance of the notes), directly or indirectly, of Voting Stock of the Issuer representing more than 50% of the combined voting power of all of the outstanding Voting Stock of the Issuer; or

•
the sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or other business combination transaction), in one transaction or a series of related transactions, of all or substantially all of the assets of the Issuer and its subsidiaries, taken as a whole (other than sales, transfers, conveyances or other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets, in each case in the ordinary course of business) to any Person (other than the Issuer and/or one or more subsidiaries of the Issuer).

Notwithstanding the foregoing, (I) a transaction will not be deemed to be a Change of Control if (1) the Issuer becomes a direct or indirect subsidiary of a parent entity and (2) either (A) the direct or indirect holders of the outstanding Voting Stock of such parent entity immediately following that transaction are substantially the same as the holders of the outstanding Voting Stock of the Issuer immediately prior to that transaction or (B) immediately following that transaction no Person (other than a parent entity satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the combined voting power of all of the outstanding Voting Stock of such parent entity and (II) the reference in the second bullet point of the immediately preceding paragraph to sales, transfers, conveyances or other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets in the ordinary course of business shall include, without limitation, any sales, transfers, conveyances or other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets (A) that are made (x) to any Securitization Entity for the purpose of enabling such Securitization Entity to securitize the assets so sold, transferred, conveyed or disposed of or enabling such Securitization Entity to issue Non-Recourse Indebtedness secured by such assets or to enter into any Repurchase Agreements with respect to such assets or (y) to any Person pursuant to a Repurchase Agreement that is otherwise permitted (or not prohibited) by the Indenture, under which such Person is a buyer of Repurchase Agreement Assets, and (B) that the Issuer in good faith determines to be consistent with past practice of the Issuer or any of its subsidiaries or to reflect customary or accepted practice in the businesses, industries or markets in which the Issuer or any of its subsidiaries operates or reasonably expects to operate or that reflect reasonable extensions, evolutions or developments of any of the foregoing (including, without limitation, by way of new transactions or structures), and as a result, none of the foregoing shall constitute a Change of Control.
“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.
“Fitch” means Fitch Ratings, Ltd., a division of Fitch, Inc., or any successor thereto.
“Investment” means any direct or indirect loan, loan origination or other extension of credit (including, without limitation, a guarantee), any capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), any capital stock, bonds, notes, debentures or other securities or evidences of indebtedness, any servicing rights, any real property or interests in real property (including, without limitation, improvements, fixtures and accessions thereto and ground leases), and any other investment assets (whether tangible or intangible). “Investment” shall exclude extensions of trade credit in the ordinary course of business, but, unless otherwise expressly stated or the context otherwise requires, shall include acquisitions of any of the foregoing or of any Person, whether by merger, consolidation, acquisition of capital stock or assets or otherwise.
“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch), Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate the notes for reasons outside of the Issuer’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Issuer as a replacement Rating Agency).
“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.
“Non-Recourse Indebtedness” means any Indebtedness of the Issuer or any of its subsidiaries recourse for payment for which is limited to investment assets of a subsidiary (or group of subsidiaries) of the Issuer holding exclusively such investment assets and encumbered by a lien on such investment assets securing such Indebtedness (which may include a pledge of the Capital Stock of such subsidiary or group of subsidiaries) and/or the general credit of such subsidiary (or group of subsidiaries) but for which recourse shall not extend to the general credit of the Issuer or any other of its subsidiaries, it being understood that the instruments governing such Indebtedness may include customary carve-outs to such limited recourse such as, for example, personal recourse to the Issuer or its subsidiaries for breach of representations, fraud, misapplication or misappropriation of cash, voluntary or involuntary bankruptcy filings, violation of loan document prohibitions against transfer of assets or ownership interests therein, tax indemnifications, environmental liabilities, and liabilities and other circumstances customarily excluded by lenders from exculpation provisions and/or included in separate indemnification and/or guaranty agreements in financings of loan assets.
“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Rating Agency” means:
•
each of Fitch, Moody’s and S&P; and

•
if any of Fitch, Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available, another “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Issuer as a replacement agency for Fitch, Moody’s or S&P, or any of them, as the case may be.

“Repurchase Agreement” means an agreement between the Issuer and/or any of its subsidiaries, as seller (in any such case, the “Repo Seller”), and one or more banks, other financial institutions and/or other investors, lenders or other Persons, as buyer (in any such case, the “Repo Buyer”), and any other parties thereto, under which the Issuer and/or such subsidiary or subsidiaries, as the case may be, are permitted to finance the origination or acquisition of loans, Investments, capital stock, other securities, servicing rights and/or any other tangible or intangible property or assets and interests in any of the foregoing (collectively, “Applicable Assets”) by means of repurchase transactions pursuant to which the Repo Seller sells, on one or more occasions, Applicable Assets to the Repo Buyer with an obligation of the Repo Seller to repurchase such Applicable Assets on a date or dates and at a price or prices specified in or pursuant to such agreement, and which may also provide for payment by the Repo Seller of interest, fees, expenses, indemnification payments and other amounts, and any other similar agreement, instrument or arrangement, together with any and all existing and future documents related thereto (including, without limitation, any promissory notes, security agreements, intercreditor agreements, mortgages, other collateral documents and guarantees), in each case as the same may have been or may be amended, restated, amended and restated, supplemented, modified, renewed, extended, refunded, refinanced, restructured or replaced in any manner (whether before, upon or after termination or otherwise) in whole or in part from time to time (including successive amendments, restatements, amendments and restatements, supplements, modifications, renewals, extensions, refundings, refinancings, restructurings or replacements of any of the foregoing), and whether or not with the original or other sellers, buyers, guarantors, agents, lenders, banks, financial institutions, investors or other parties.
“Repurchase Agreement Assets” means any applicable assets that are or may be sold by the Issuer or any of its subsidiaries pursuant to a Repurchase Agreement.
“S&P” means S&P Global Ratings, a division of S&P Global, Inc., or any successor thereto.
“Securitization Assets” means servicing advances, mortgage loans, installment contracts, other loans, accounts receivable, real estate assets, mortgage receivables and any other assets capable of being securitized or having non-recourse debt issued against.
Reports to Holders
The Issuer shall file (1) with the Trustee copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Issuer is required to file with the SEC pursuant to section 13 or section 15(d) of the Exchange Act; or, if the Issuer is not required to file information, documents, or reports pursuant to either of such sections, then to file with the Trustee and the SEC, in accordance with rules and regulations prescribed by the SEC, such of the supplementary and periodic information, documents, and reports which may be required pursuant to section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations, and (2) with the Trustee and the SEC, in accordance with rules and regulations prescribed by the SEC, such additional information, documents, and reports with respect to compliance by such obligor with the conditions and covenants provided for in the Indenture, as may be required by such rules and regulations. Anything in the Indenture to the contrary notwithstanding, the Issuer shall be deemed to have satisfied its obligation to mail, transmit or otherwise furnish any information pursuant to the immediately preceding paragraph of this “— Reports to Holders” section by (a) filing or furnishing such information (or another document containing the information) with the SEC for public availability or (b) posting such information (or another document containing the information) on a website (which may be a password protected website) hosted by the Issuer or by a third party.

Optional Redemption of the Notes
Prior to May 15, 2033 (two months prior to the maturity date of the notes) (the “Par Call Date”), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to the greater of:
(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed discounted to the redemption date (assuming, for this purpose, that the notes being redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus 30 basis points, less (b) interest accrued to the date of redemption, and
(2)   100% of the principal amount of the notes to be redeemed,
plus, in either case, accrued and unpaid interest on the principal amount of the notes being redeemed to, but excluding, the redemption date.
On or after the Par Call Date, we may redeem the notes at our option, in whole or in part, at any time and from time to time, on notice given not more than 60 days nor less than 10 days prior to the redemption date, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities —  Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (i) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); (ii) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (iii) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time on such date. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of the principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee will not have any responsibility to calculate, determine or verify the redemption price, nor will it be liable to the Issuer, the holders or any party for, any calculation thereto.
In the case of any partial redemption, selection of the notes for redemption will be made by the Trustee by such method as the Trustee deems fair and appropriate, including by lot (if such notes are not in the form of one or more global securities) or pro rata in accordance with the procedures of DTC (or another depositary). A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. Notice of any redemption will be delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed. This notice will include the following information: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding notes are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the notes to be redeemed; that on the redemption date the redemption price will become due and payable and that interest will cease to accrue; the place or places where such notes are to be surrendered for payment of the redemption price; and the CUSIP or ISIN number of the notes to be redeemed. No notes of a principal amount of $2,000 or less will be redeemed in part. For so long as the notes are registered in the name of DTC (or another depositary) or such depositary’s nominee, the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.
Notice of any redemption upon completion of any transaction or other event may be given prior to the completion thereof. In addition, any redemption described above or notice thereof may, at our discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a transaction or other event. If any redemption is so subject to the satisfaction of one or more conditions precedent, the notice thereof shall describe each such condition precedent and, if applicable, shall state that, at our discretion, the redemption date may be delayed until such time as any or all such conditions precedent shall be satisfied (or waived by us in our sole discretion), and/or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions precedent shall not have been satisfied (or waived by us in our sole discretion) by the redemption date, or by the redemption date as so delayed, and/or that such notice may be rescinded at any time by us if we determine in our sole discretion that any or all of such conditions precedent will not be satisfied (or waived). For the avoidance of doubt, if any redemption date shall be delayed as contemplated by this paragraph and the terms of the applicable notice of redemption, such redemption date as so delayed may occur, subject to the applicable procedures of DTC, at any time after the original redemption date set forth in the applicable notice of redemption and after the satisfaction (or waiver) of any applicable conditions precedent, including, without limitation, on a date that is less than 10 days after the original redemption date or more than 60 days after the applicable notice of redemption. In addition, we may provide in such notice that payment of the redemption price and performance of our obligations with respect to such redemption may be performed by another Person.
By no later than 11:00 a.m. (New York City time) on the redemption date, we will deposit or cause to be deposited with the Trustee or with another paying agent (or, if any of the Credit Parties is acting as our paying agent with respect to the notes, such Credit Party will segregate and hold in trust as provided in the Indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date) accrued and unpaid interest on, all of the notes or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the notes to be redeemed, and interest, if any, on the notes to be redeemed, will cease to accrue. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption. Upon surrender of any such notes for redemption, we will pay those notes surrendered at the redemption price together, if applicable, with accrued interest to the redemption date.

Any notes to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and upon the receipt of a written direction of the Issuer, the Trustee will authenticate and deliver to a holder without service charge, new notes of the same series and of like tenor, of any authorized denomination as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the principal of the notes that holder surrenders.
Mandatory redemption; Open market and other purchases
Except as described above under “— Offer to Repurchase Upon a Change of Control Repurchase Event,” the Issuer will not be required to make any mandatory redemption, mandatory repurchase or sinking fund payments with respect to the notes. The Issuer may at any time and from time to time acquire notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws.
Events of Default, Notice and Waiver
The following shall constitute “Events of Default” under the Indenture with respect to the notes:
•
the Issuer’s failure to pay any interest on the notes when due and payable, continued for 30 days;

•
the Issuer’s failure to pay principal (or premium, if any) on the notes when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise;

•
the Issuer’s failure to pay the Repurchase Price when due in connection with a Change of Control Repurchase Event;

•
any Credit Party’s failure to observe or perform any other covenants or agreements with respect to the notes for 90 days after the Issuer receives written notice of such failure from the Trustee or 90 days after the Issuer and the Trustee receive written notice of such failure from the holders of at least 25% in aggregate principal amount of the outstanding notes;

•
certain events of bankruptcy, insolvency or reorganization of the Issuer or of any Significant Subsidiary of the Issuer; and

•
a Note Guarantee with respect to the notes of any Guarantor ceases to be in full force and effect or is declared to be null and void and unenforceable or such Note Guarantee is found to be invalid and such default continues for 30 days or a Guarantor denies its liability under its Note Guarantee with respect to the notes (other than by reason of release of such Guarantor in accordance with the terms of the Indenture).

The Trustee is not to be charged with knowledge of any default or Event of Default or knowledge of any cure of any default or Event of Default unless, except with respect to certain events of default as provided for in the Indenture, written notice of such default or Event of Default has been given to a responsible officer of the Trustee by the Issuer or any holder at its corporate trust office and such notice references the Issuer, the notes and the Indenture.
“Significant Subsidiary” means, with respect to any Person, any subsidiary of such Person that is a “significant subsidiary” of such Person within the meaning of Rule 1-02(w) of Regulation S-X promulgated by the SEC (as such Rule is in effect on the date of original issuance of the notes, but (i) without giving effect to extraordinary, unusual or non-recurring items for the purposes of clause 3 of such rule and (ii) with respect to any subsidiary that is not consolidated with the Issuer pursuant to GAAP, based solely on clause 1 and 2 of such rule), with the calculation of whether such subsidiary is a “significant subsidiary” within the meaning of such Rule to be made in accordance with GAAP.
If an Event of Default with respect to the notes shall occur and be continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare, by notice as provided in the Indenture, the principal amount of all outstanding notes to be due and payable immediately; provided that, in the case of an Event of Default involving certain events of bankruptcy, insolvency or reorganization of the Issuer, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived.
Any past default under the Indenture with respect to the notes, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all outstanding notes, except in the case of (i) a default in the payment of the principal of (or premium, if any) or interest on any note, or the Repurchase Price in connection with a Change of Control Repurchase Event, or the redemption price in connection with any redemption of notes, or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each note affected, provided that there had been paid or deposited with the Trustee a sum sufficient to pay all amounts due to the Trustee and to reimburse the Trustee for any and all fees, expenses and disbursements advanced by the Trustee, its agents and its counsel incurred in connection with such default or Event of Default.
The Trustee is required within 90 days after the occurrence of a default (of which a responsible trust officer of the Trustee has received written notice and is continuing), with respect to the notes (without regard to any grace period or notice requirements), to give to the holders notice of such default; provided that except in the case of a default in the payment of principal of (or premium, if any) or interest on any note, or the Repurchase Price in connection with a Change of Control Repurchase Event, or the redemption price in connection with any redemption of notes, the Trustee may withhold notice if and so long as a committee of responsible trust officers of the Trustee in good faith determines that withholding notice is in the interests of the holders.
The Trustee, subject to its duties during a default to act with the required standard of care, may require indemnification and/or security by the holders of the notes, satisfactory to the Trustee, with respect to which a default has occurred before proceeding to exercise any right or power under the Indenture at the request of such holders. Subject to such right of indemnification and/or security and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the notes; provided that such direction shall not be in conflict with any rule of law or with the Indenture and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
No holder of notes may institute any action against the Credit Parties under the Indenture or the notes (except actions for payment of overdue principal of (and premium, if any) or interest on such notes in accordance with its terms) unless (i) the holder has given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to the notes specifying an Event of Default, as required under the Indenture, (ii) the holders of at least 25% in aggregate principal amount of outstanding notes under the Indenture shall have requested the Trustee to institute such action and offered to the Trustee indemnity and/or security satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (iii) the Trustee shall not have instituted such action within 60 days of such request; and (iv) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a greater principal amount of the notes.
The Issuer is required to furnish the Trustee annually a statement by certain of its officers to the effect that, to the best of their knowledge, the Issuer is not in default in the fulfilment of any of its obligations under the Indenture or, if there has been a default in the fulfilment of any such obligation, specifying each such default.
Defeasance and Discharge
Except as prohibited by the Indenture, if the Issuer deposits with the Trustee sufficient money or United States government obligations (in the case of United States government obligations or a combination of money and United States government obligations), or both, to pay the principal of, premium, if any, and interest on, the notes on the scheduled due dates therefor, then at the Issuer’s option the Issuer may be discharged from certain of its obligations to holders of the notes; provided, that with respect to any discharge in connection with any redemption that requires the payment of a “make-whole” amount, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to such “make-whole” amount calculated as of the date of the discharge, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption. The Issuer also may, at its option, be released from the obligations imposed by provisions of the Indenture and any restrictive covenants of the notes, including those described in “— Offer to Repurchase Upon a Change of Control Repurchase Event,” “— Consolidation, Merger, Sale of Assets and Other Transactions,” and “— Limitations on Liens,” and it may elect not to comply with those covenants without creating an Event of Default under the notes.
Modification and Waiver
The Issuer, the Guarantors and the Trustee may modify the Indenture and the notes in a manner that affects the interests or rights of the holders of notes with the consent of the holders of at least a majority in aggregate principal amount of the notes at the time outstanding. However, the Indenture requires the consent of each holder of notes affected by any modification that would:
•
change the fixed maturity of, or any installment of principal or interest on, the notes;

•
reduce the principal amount of the notes payable at or upon acceleration of the maturity thereof, or reduce the rate or extend the time of payment of interest thereon;

•
reduce the price at which the notes must be repurchased in connection with a Change of Control Repurchase Event;

•
reduce any premium payable upon the redemption or change the date on which the notes must be redeemed;

•
change the currency in which the notes or any premium or interest is payable;

•
impair the contractual right of any holder to bring suit for the payment of principal, premium, if any, and interest on its notes, on or after the respective due dates expressed or provided for in such notes;

•
reduce the percentage in principal amount of outstanding notes the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

•
subordinate the notes or any applicable Note Guarantee in right of payment to any other obligation of the Issuer or the applicable Guarantor;

•
release the Note Guarantees with respect to the notes other than in accordance with the Indenture; or

•
modify any of the above provisions described in the foregoing bullet points.

The Issuer, the Guarantors and the Trustee may also modify and amend the Indenture and the notes without the consent of any holders of notes to:
•
add covenants that would benefit the holders of the notes, surrender any right or power conferred upon the Issuer or any Guarantor under the Indenture, under any supplemental indenture or under the notes;

•
evidence the succession of another Person to the Issuer or any Guarantor, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Issuer or such Guarantor, pursuant to the Indenture;

•
add any additional Events of Default for the benefit of the holders of the notes;

•
add new Guarantors or co-issuers;

•
provide for the release of any Guarantor in accordance with the Indenture;

•
secure the notes;

•
evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the notes and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee, pursuant to the Indenture;
•
provide for the issuance of additional notes;

•
comply with the rules of any applicable depositary;

•
add or change any provisions of the Indenture to permit or facilitate the issuance of notes in uncertificated form in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of section 163(f) of the Code);

•
cure any ambiguity or omission or correct or supplement any provision of the Indenture, the notes or any Guarantee which may be defective or inconsistent with any other provision therein;

•
comply with requirements of the TIA and any rules promulgated under the TIA;

•
make any change that would provide any additional rights or benefits to the holders of the notes or does not adversely affect in any material respect the rights of any holder of the notes; and

•
conform the text of the Indenture or the notes to any provision of this “Description of the Exchange Notes” as stated in an officer’s certificate.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.
The Indenture permits the holders of at least a majority in aggregate principal amount of the outstanding notes to waive compliance with certain covenants contained in the Indenture. Such modification might be deemed for U.S. federal income tax purposes to be an exchange of the notes for “new” notes with the modified terms, resulting in recognition of gain or loss for such purposes and possibly certain other tax consequences to the beneficial owners of the notes. Holders should consult their tax advisors regarding the U.S. federal income tax consequences of any such modification.
Governing Law
The Indenture, notes and Note Guarantees are governed by, and construed in accordance with, the laws of the State of New York.
Trustee
The Trustee under the Indenture is U.S. Bank Trust Company, National Association.
The Indenture contains limitations on the right of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as Trustee.
The holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, provided that, the direction would not conflict with any rule of law or with the Indenture, or would not involve the Trustee in personal liability, or that the Trustee determines is unduly prejudicial to the rights of any other holder (it being further understood that the Trustee shall not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to any other holders). The Indenture provides that in case an Event of Default shall occur and be known to any trustee and not be cured, the Trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs in the exercise of the Trustee’s power. Subject to these provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of notes, unless they shall have offered to the Trustee security and/or indemnity satisfactory to the Trustee.

BOOK-ENTRY, DELIVERY AND FORM
The Global Notes
We will issue the Exchange Notes in the form of one or more global notes in registered form without interest coupons attached (the “Global Notes”) in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Global Notes will be deposited upon issuance with the Trustee, as custodian for DTC, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Upon issuance, the Global Notes representing the Exchange Notes will be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.
Book-Entry Procedures for the Global Notes
All interests in the Global Notes will be subject to the operations and procedures of DTC. The Company provides the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time.
Neither the Company nor the Trustee takes any responsibility for those operations or procedures, and the Company urges investors to contact the system or their participants directly to discuss these matters.
DTC has established procedures to facilitate transfers of interests in the Global Notes among DTC participants. However, DTC is not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their obligations under the rules and procedures governing their operations.
Global Notes
DTC has advised the Company that it is a limited purpose trust company organized under the laws of the State of New York; a “banking organization” within the meaning of the New York Banking Law; a member of the Federal Reserve System; a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and a “clearing agency” registered under Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. Persons who have accounts with DTC (“DTC participants”) include securities brokers and dealers, including the initial purchasers of the Original Notes; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
So long as DTC’s nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the Exchange Notes represented by that Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have Exchange Notes represented by the Global Note registered in their names; will not receive or be entitled to receive physical, certificated Exchange Notes; and will not be considered the owners or holders of Exchange Notes under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under such Indenture. As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC to exercise any rights of a holder of notes under the Indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).
Ownership of beneficial interests in each Global Note will be limited to DTC participants or persons who hold interests through DTC participants. We expect that under procedures established by DTC: upon deposit of each Global Note with DTC’s custodian, DTC will credit portions of the principal amount of the

Global Note to the accounts of the DTC participants designated by the initial purchasers; and ownership of beneficial interests in each Global Note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).
Payments of principal, premium (if any) and interest with respect to the Exchange Notes represented by a Global Note will be made by the paying agent to DTC’s nominee as the registered holder of the Global Note. None of us, the Trustee or the paying agent will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.
Payments by participants and indirect participants in DTC to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC. Transfers between participants in DTC will be effected under DTC procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems. Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a Global Note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a Global Note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a Global Note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.
Certificated Notes
Exchange Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related Notes only if: (1) DTC notifies us at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed; (2) DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed; or (3) certain other events provided in the Indenture should occur.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of U.S. federal income tax considerations generally applicable to the exchange of Original Notes for Exchange Notes pursuant to the exchange offer, as of the date hereof. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to different interpretations, possibly with retroactive effect. There can be no assurance the IRS or a court will not take a contrary position to those discussed below regarding the tax considerations of the exchange of Original Notes for Exchange Notes pursuant to the exchange offer. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular persons in light of their individual circumstances such as investors subject to special tax rules (e.g., certain former citizens and former long-term residents of the United States, controlled foreign corporations, and passive foreign investment companies), banks or financial institutions, persons that hold the notes as a part of a straddle, hedge, conversion, synthetic security, or constructive sale transaction, entities treated as partnerships for U.S. federal income tax purposes or partners or members therein, or persons required to recognize any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement, all of whom may be subject to tax rules that differ materially from those summarized below. This summary does not discuss any foreign, state or local tax considerations. Each holder is urged to consult its tax advisor regarding the U.S. federal, state, local and foreign income and other tax considerations relating to the exchange of Original Notes for Exchange Notes and relating to the acquisition, ownership and disposition of the Exchange Notes.
The exchange of an Original Note for an Exchange Note pursuant to the exchange offer should not constitute a “significant modification” of the Original Note or other taxable exchange for U.S. federal income tax purposes and, accordingly, the Exchange Note received by a holder should be treated as a continuation of the Original Note in the hands of such holder. As a result, there should be no U.S. federal income tax consequences to a holder who exchanges an Original Note for an Exchange Note pursuant to the exchange offer and any such holder should have the same adjusted tax basis and holding period in the Exchange Note as it had in the Original Note immediately before the exchange. A holder who does not exchange its Original Notes for Exchange Notes pursuant to the exchange offer should not recognize any gain or loss, for U.S. federal income tax purposes, upon consummation of the exchange offer.

CERTAIN ERISA AND RELATED CONSIDERATIONS
The following is a summary of certain considerations associated with the exchange of Original Notes for Exchange Notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”). This summary is based on ERISA, the Code, judicial decisions and United States Department of Labor and IRS regulations and rulings that are in existence on the date of this prospectus.
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the Covered Plan.
In considering an exchange of the Original Notes that are assets of any Plan for Exchange Notes, a fiduciary must determine, among other things, whether the exchange and the investment in Exchange Notes is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary’s duties to the Plan, including but not limited to, applicable prudence, diversification, delegation of control, conflict of interest and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving assets of any Covered Plan with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. Among other possibilities, the exchange of Original Notes for Exchange Notes and the acquisition and/or holding of Exchange Notes (or any interest in a note) by a Covered Plan with respect to which we, the initial purchasers, the Trustee, or the guarantors or any of our or their respective affiliates, agents or representatives (“Transaction Parties”) are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the exchange is made and the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the DOL has issued prohibited transaction class exemptions (“PTCEs”) that potentially may apply to the exchange and to the acquisition and holding of the Exchange Notes by a Covered Plan. The class exemptions which the DOL has issued include, without limitation, PTCE 84-14 respecting transactions effected by independent qualified professional asset managers, PTCE 90-1 respecting investments by insurance company pooled separate accounts, PTCE 91-38 respecting investments by bank collective investment funds, PTCE 95-60 respecting transactions involving life insurance company general accounts and PTCE 96-23 respecting transactions effected by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions between a Covered Plan and a person who is a party in interest or disqualified person as a result of providing services to such Covered Plan (or as a result of being related to a person who provides services to such Covered Plan), in general if neither the party in interest or disqualified person nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Covered Plan involved in the transaction and the Covered Plan pays no more than adequate consideration in connection with the transaction.
There can be no assurance that any of the foregoing exemptions or any other exemption will be available with respect to an otherwise prohibited transaction arising in connection with the exchange of Original Notes for Exchange Notes and an investment in the Exchange Notes or that all of the conditions of any such exemptions will be satisfied or that any exemption would cover all potential prohibited transactions that may arise in connection with such exchange. Under Section 4975 of the Code, excise taxes or other penalties and liabilities may be imposed on disqualified persons who participate in non-exempt prohibited transactions (other than a fiduciary acting only as such). Accordingly, Exchange Notes (including interests therein) may not be acquired by any person investing “plan assets” of any Plan, unless such investment (including the exchange of Original Notes for Exchange Notes) will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code, or a similar violation of any applicable Similar Laws.
Furthermore, plans should consider the fact that none of the Transaction Parties is acting, or will act, as a fiduciary to any Plan with respect to the decision to exchange Original Notes for Exchange Notes in connection with the exchange offer hereunder, and are not undertaking to provide investment advice or advice based on any particular investment need, or to give advice in a fiduciary capacity, with respect to such decision.
Representation
By acceptance of any Exchange Notes (and any interests in the Exchange Notes) each investor will be deemed to represent and warrant that either (1) no portion of the assets used by such investor or transferee to acquire or hold any note or any interest in an Exchange Note constitutes or will constitute assets of any Plan, or (2)(a) the acquisition, holding and disposition of an Exchange Note or interest in an Exchange Note (and the exchange of Original Notes for Exchange Notes) by such investor will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws and (b) none of the Transaction Parties is acting, or will act, as a fiduciary to any Plan with respect to the decision to exchange Original Notes for Exchange Notes and to hold the Exchange Notes or is undertaking to provide impartial investment advice or give advice in a fiduciary capacity with respect to the decision to exchange Original Notes for Exchange Notes or hold the Exchange Notes.
The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions or other violations of these rules, it is particularly important that any fiduciary of a Plan or other person who proposes to use assets of any Plan to exchange Original Notes for Exchange Notes should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, Section 4975 of the Code, and any applicable Similar Laws, to such exchange, and to confirm that such exchange will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA, the Code, or any applicable Similar Laws. Investors who exchange Original Notes for Exchange Notes and acquire and/or hold Exchange Notes (or any interest in an Exchange Note) that are Plans have the exclusive responsibility for ensuring that the exchange of Original Notes for Exchange Notes and their purchase, holding and disposition of the Exchange Notes (or such interest) complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or any applicable Similar Laws.
The exchange of Original Notes for Exchange Notes (including any interest in an Exchange Note) to a Plan or to a person using assets of any Plan to effect its acquisition of the Exchange Notes, is in no respect a representation or recommendation by any Transaction Party that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate for Plans generally or any particular Plan. Neither this discussion nor anything provided in this prospectus is, or is intended to be, investment advice directed at any Plan, or at Plans generally, and fiduciaries of such Plans should consult and rely on their own counsel and advisers as to whether the exchange of Original Notes for Exchange Notes and the acquisition, holding and disposition of the Exchange Notes is suitable for the Plan.

PLAN OF DISTRIBUTION
Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the consummation of the exchange offer, which is expected to occur promptly after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until          , 20  , all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.
The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
For a period of 90 days after the Expiration Date the Company will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. The Company has agreed to pay all of its expenses incident to the exchange offer and the reasonable expenses of one counsel for the holders other than commissions or concessions of any brokers or dealers and will indemnify the holders (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS
Certain legal matters with respect to the legality of the Exchange Notes offered hereby and the Guarantees thereof will be passed upon for us by Clifford Chance US LLP.

EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of our internal control over financial reporting as of December 31, 2025, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
The financial statements of Daggett Renewable Holdco LLC as of December 31, 2025 and 2024 and for each of the two years in the period ended December 31, 2025 incorporated in this Prospectus by reference to HA Sustainable Infrastructure Capital, Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2025 have been so incorporated in reliance on the report (which contains an other matter paragraph relating to the consolidated financial statements of the Company as of December 31, 2023 and for the period from February 17, 2023 through December 31, 2023, being audited by other auditors whose report, dated March 28, 2024, expressed an unmodified opinion on those statements) of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.
The financial statements of Palmetto HASI Holdings LLC as of December 31, 2025 and December 31, 2024 and for the years ended December 31, 2025 and December 31, 2024 incorporated in this Prospectus by reference to HA Sustainable Infrastructure Capital, Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2025 have been so incorporated in reliance on the report of CohnReznick LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.
Ernst & Young LLP, independent auditors, has audited the consolidated financial statements of Daggett Renewable Holdco LLC and subsidiaries as of December 31, 2023, and for the period from February 17, 2023 through December 31, 2023 included in our Annual Report on Form 10-K/A for the year ended December 31, 2025, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. The consolidated financial statements of Daggett Renewable Holdco LLC and subsidiaries are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and at the website maintained by the SEC, containing reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, at www.sec.gov.
This prospectus is a part of a registration statement on Form S-4 that we have filed with the SEC under the Securities Act. For further information concerning us and the securities, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference herein is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us, our business and our finances.
Document	Period
Annual Report on Form 10-K (File No. 001-35877)	Year ended December 31, 2025
Annual Report on Form 10-K/A (File No. 001-35877)	Year ended December 31, 2025
Quarterly Report on Form 10-Q (File No. 001-35877)	Quarter ended March 31, 2026
Quarterly Report on Form 10-Q (File No. 001-35877)	Quarter ended June 30, 2026
Document	Filed
Current Report on Form 8-K (File No. 001-35877)	February 18, 2026
Current Report on Form 8-K (File No. 001-35877)	February 23, 2026
Current Report on Form 8-K (File No. 001-35877)	February 27, 2026
Current Report on Form 8-K (File No. 001-35877)	March 2, 2026
Current Report on Form 8-K (File No. 001-35877)	March 3, 2026
Current Report on Form 8-K (File No. 001-35877)	March 27, 2026
Current Report on Form 8-K (File No. 001-35877)	June 5, 2026
Current Report on Form 8-K (File No. 001-35877)	June 15, 2026
Current Report on Form 8-K (File No. 001-35877)	June 26, 2026
Current Report on Form 8-K (File No. 001-35877)	July 20, 2026
Document	Filed
Definitive Proxy Statement on Schedule 14A (only with respect to information contained in such Definitive Proxy Statement that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2025) (File No. 001-35877)	April 13, 2026
Document	Filed
Registration Statement on Form 8-A, or Form 8-A, as updated by Exhibit 4.2 to the Annual Report on Form 10-K (containing a description of our common stock, $0.01 par value per share) (File No. 001-35877)	April 15, 2013 (Form 8-A) February 14, 2025 (Exhibit 4.2)

All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date the registration statement of which this prospectus forms a part was filed and prior to the effectiveness of such registration statement and until this offering is completed will be deemed to be incorporated by reference in this prospectus and will be a part of this prospectus from the date of filing. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.
If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to us at One Park Place, Suite 200, Annapolis, Maryland 21401, Attention: HA Sustainable Infrastructure Capital, Inc., Investor Relations, or contact our offices at (410) 571-9860. The documents may also be accessed on our website at www.hasi.com

Offer to Exchange the Registered Notes Set Forth Below that
Have Been Registered Under the Securities Act of 1933, as
amended, for Any and All Outstanding
Restricted Notes set Forth Opposite the Corresponding
Registered Notes
Registered/Exchange Notes	Restricted/Original Notes
$1,000,000,000 5.950% Green Senior Unsecured Notes due 2033 CUSIP/ISIN: 40409AAC4/US40409AAC45	$1,000,000,000 5.950% Green Senior Unsecured Notes due 2033 144A CUSIP/ISIN: 40409AAB6/US40409AAB61 Regulation S CUSIP/ISIN: U2444XAC8/USU2444XAC84

PROSPECTUS

Until            , 2026 all dealers that effect transactions in these securities, whether or not participating in this exchange offer, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
           , 2026

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.   Indemnification of Directors and Officers.
Registrants Organized under Delaware Law
Corporations
One registrant, HA Sustainable Infrastructure Capital, Inc. (“us,” “we,” “our,” “HASI,” or the “Company”), is a corporation organized under Delaware law.
Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our Certificate of Incorporation provides for this limitation of liability.
Section 145 of the DGCL, or Section 145, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.
Our Bylaws provide that we must indemnify and advance expenses to our directors and officers to the full extent authorized by the DGCL.
We have entered into indemnification agreements with each of our directors and executive officers. Such agreements may require us, among other things, to advance expenses and otherwise indemnify our executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law. We intend to enter into indemnification agreements with any new directors and executive officers in the future.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of our Certificate of Incorporation, our Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, we shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by our board of directors pursuant to the applicable procedure outlined in our Bylaws.
Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing such director’s dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
We maintain and expect to maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.
Limited Partnerships
One registrant, Hannon Armstrong Sustainable Infrastructure, L.P. (the “Operating Partnership”), is a Delaware limited partnership. Section 17-108 of the Delaware Revised Uniform Limited Partnership Act (“DRULPA”) empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its partnership agreement. The Second Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”), as amended, of the Operating Partnership provides for indemnification of its general partners, including us, our affiliates and any individual or entity acting on our behalf to the fullest extent provided by the DRULPA, except the Operating Partnership shall not indemnify an indemnitee (1) for willful misconduct or a knowing violation of the law, (2) for any transaction for which such indemnitee received an improper personal benefit in violation or breach of any provision of the Partnership Agreement, or (3) in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.
Limited Liability Companies
Two registrants, HAC Holdings I LLC (“HAC Holdings I”) and HAC Holdings II LLC (“HAC Holdings II”), are limited liability companies organized under Delaware law. Subject to standards and restrictions as are set forth in the limited liability company agreements of such Delaware limited liability company registrants, the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other persons from and against any and all claims and demands whatsoever. The Operating Agreements of HAC Holdings I and HAC Holdings II require that HAC Holdings I and HAC Holdings II shall indemnify, defend, protect, and hold their respective members and officers harmless from and against any act performed by such indemnitee with respect to the matters of such company, unless such act constitutes grossly negligent or reckless conduct, intentional misconduct, or a knowing violation of law.

Registrants Organized under Maryland Law
Limited Liability Companies
Three registrants, HAT Holdings I LLC (“HAT I”), and HAT Holdings II LLC (“HAT II”) and Hannon Armstrong Capital, LLC (“HAC”), are limited liability companies organized under Maryland law. Subject to standards and restrictions as are set forth in the operating agreements of such registrants, the Maryland Limited Liability Company Act (the “MLLCA”) empowers a Maryland limited liability company to indemnify and hold harmless any member or manager or other persons from and against any and all claims and demands whatsoever.
The limited liability company agreements of certain registrants that are Maryland limited liability companies require such registrants, to the maximum extent permitted by Maryland law, in effect from time to time, to indemnify any director, officer or employee of it for any loss, damage or claim by reason of any act or omission performed or omitted by such person in good faith on behalf of such registrant and in a manner reasonably believed to be within the scope of the authority conferred on such person by the limited liability company agreement of such registrant, provided that no such person will be entitled to indemnification from such registrant in respect of any loss, damage or claim incurred by such person by reason of such person’s gross negligence or willful misconduct with respect to such acts and omissions.
The Operating Agreements of HAT I and HAT II require that HAT I and HAT II shall indemnify, defend and hold harmless any member, manager, director, trustee, partner or officer of such company who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal (a “Proceeding”), including a Proceeding brought on behalf of any member of such company, because such person or entity is or was a member of such company, or is or was serving as manager, director, trustee, partner or officer of such company, against any liability and reasonable expenses (including reasonable attorney’s fees) incurred by such person or entity in connection with such Proceeding unless such person or entity has engaged in willful misconduct or a knowing violation of the criminal law, or unless such Proceeding is to enforce contractual obligations of a member under the respective operating agreement or otherwise.
The Fifth Amended and Restated Limited Liability Company Agreement of HAC requires that HAC shall indemnify to the fullest extent permitted under the MLLCA, its members, officers, directors and any person acting on behalf of a member (irrespective of the capacity in which it acts) for and against any loss, damage, claim or expense (including attorneys’ fees) whatsoever incurred by such member relating to or arising out of any act or omission or alleged acts or omissions (whether or not constituting negligence or gross negligence) performed or omitted by such member on behalf of HAC.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, members or persons controlling the Company or the other registrants pursuant to the foregoing provisions, the registrants have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 21.   Exhibits and Financial Statement Schedules.
(a)   Exhibits.   The following exhibits are filed as part of this Registration Statement:
Exhibit number	Exhibit description
3.1**	Certificate of Incorporation of HA Sustainable Infrastructure Capital, Inc., filed with the Secretary of Delaware on July 1, 2024 and effective, July 2, 2024 (incorporated by reference to Exhibit 3.1 on the Registrant’s Form 8-K (No. 001-35877) filed on July 3, 2024).
3.2**	Bylaws of HA Sustainable Infrastructure Capital, Inc. (a Delaware Corporation) effective July 2, 2024 (incorporated by reference to Exhibit 3.2 on the Registrant’s Form 8-K (No. 001-35877) filed on July 3, 2024).
4.1**	Specimen Common Stock Certificate of HA Sustainable Infrastructure Capital, Inc. (incorporated by reference to Exhibit 99.3 on the Registrant’s Form 8-K (No. 001-35877) filed on July 3, 2024).

Exhibit number	Exhibit description
4.2**	Form of Indenture (incorporated by reference to Exhibit 4.11 on the Registrant’s Form S-3 (No. 333- 285461), filed on February 28, 2025)
4.3**	Indenture, dated as of August 25, 2020, between HAT Holdings I LLC and HAT Holdings II LLC, as issuers, and Hannon Armstrong Sustainable Infrastructure Capital, Inc., Hannon Armstrong Sustainable Infrastructure, L.P., and Hannon Armstrong Capital, LLC, as guarantors, and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (including the form of HAT Holdings I LLC and HAT Holdings II LLC’s 3.750% Senior Notes due 2030) (incorporated by reference to Exhibit 4.1 on the Registrant’s Form 8-K (No. 001-35877), filed on August 25, 2020).
4.4**	Indenture, dated as of April 13, 2022 by and among HAT Holdings I LLC and HAT Holdings II LLC, as issuers, and Hannon Armstrong Sustainable Infrastructure Capital, Inc., Hannon Armstrong Sustainable Infrastructure, L.P., and Hannon Armstrong Capital, LLC, as guarantors, and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 on the Registrant’s Form 8-K (No. 001-35877), filed on April 15, 2022).
4.5**	First Supplemental Indenture, dated as of April 13, 2022 by and among HAT Holdings I LLC and HAT Holdings II LLC, as issuers, and Hannon Armstrong Sustainable Infrastructure Capital, Inc., Hannon Armstrong Sustainable Infrastructure, L.P., and Hannon Armstrong Capital, LLC, as guarantors, and U.S. Bank Trust Company, National Association, as trustee (including the form of HAT Holdings I LLC and HAT Holdings II LLC’s 0.00% Green Exchangeable Senior Notes due 2025) (incorporated by reference to Exhibit 4.2 on the Registrant’s Form 8-K (No. 001-35877), filed on April 15, 2022).
4.6**	Indenture, dated as of August 11, 2023 by and among HAT Holdings I LLC and HAT Holdings II LLC, as issuers, and Hannon Armstrong Sustainable Infrastructure Capital, Inc., Hannon Armstrong Sustainable Infrastructure, L.P., and Hannon Armstrong Capital, LLC, as guarantors, and U.S. Bank Trust Company, National Association, as trustee (including the form of HAT Holdings I LLC and HAT Holdings II LLC’s 3.750% Green Exchangeable Senior Unsecured Notes due 2028) (incorporated by reference to Exhibit 4.1 on the Registrant’s Form 8-K (No. 001-35877), filed on August 11, 2023).
4.7**	Indenture, dated as of July 1, 2024 by and among Hannon Armstrong Sustainable Infrastructure Capital, Inc., as issuer, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee (including the form of Hannon Armstrong Sustainable Infrastructure Capital, Inc.’s 6.375% Green Senior Unsecured Note due 2034) (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K (No. 001-35877), filed on July 1, 2024).
4.8**	Indenture, dated as of June 24, 2025 by and among HA Sustainable Infrastructure Capital, Inc., as issuer, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K (No. 001-35877), filed on June 24, 2025)
4.9**	Indenture Officer’s Certificate pursuant to Section 2.02 of the Indenture, dated June 24, 2025 (including the forms of HA Sustainable Infrastructure Capital, Inc.’s 6.150% Green Senior Unsecured Note due 2031 and 6.750% Green Senior Unsecured Note due 2035) (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-K (No. 001-35877), filed on June 24, 2025)
4.10**	Indenture Officer’s Certificate pursuant to Section 2.02 of the Indenture, dated November 20, 2025 (including the form of HA Sustainable Infrastructure Capital, Inc.’s 8.000% Green Junior Subordinated Note due 2056) (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-K (No. 001-35877), filed on November 20, 2025)
4.11**	Indenture Officer’s Certificate pursuant to Section 2.02 of the Indenture, dated February 27, 2026 (including the form of HA Sustainable Infrastructure Capital, Inc.’s 7.125% Green Junior Subordinated Note due 2056) (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-K (No. 001-35877), filed on February 27, 2026)

Exhibit number	Exhibit description
4.12**	Indenture Officer’s Certificate pursuant to Section 2.02 of the Indenture, dated March 2, 2026 (including the forms of HA Sustainable Infrastructure Capital, Inc.’s 6.000% Green Senior Unsecured Note due 2036) (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-K (No. 001-35877), filed on March 2, 2026)
4.13**	Indenture, dated as of June 24, 2026 by and among HA Sustainable Infrastructure Capital, Inc., as issuer, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee (including the form of HA Sustainable Infrastructure Capital, Inc.’s 5.950% Green Senior Unsecured Note due 2033) (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K (No. 001-35877), filed on June 26, 2026).
4.14**	Registration Rights Agreement, dated as of April 13, 2022, by and among HAT Holdings I LLC, HAT Holdings II LLC, and Hannon Armstrong Sustainable Infrastructure Capital, Inc. and the initial purchasers party thereto (incorporated by reference to Exhibit 10.1 on the Registrant’s Form 8-K (No. 001-35877), filed on April 15, 2022).
4.15**	Registration Rights Agreement, dated as of August 11, 2023, by and among HAT Holdings I LLC, HAT Holdings II LLC, and Hannon Armstrong Sustainable Infrastructure Capital, Inc. and the initial purchasers party thereto (incorporated by reference to Exhibit 10.1 on the Registrant’s Form 8-K (No. 001-35877), filed on August 11, 2023).
4.16**	Registration Rights Agreement, dated as of July 1, 2024, by and among Hannon Armstrong Sustainable Infrastructure Capital, Inc., Hannon Armstrong Sustainable Infrastructure L.P., Hannon Armstrong Capital, LLC, HAT Holdings I LLC, HAT Holdings II LLC, HAC Holdings I LLC, and HAC Holdings II LLC and the initial purchasers party thereto (incorporated by reference to Exhibit 10.1 on the Registrant’s Form 8-K (No. 001-35877), filed on July 1, 2024).
4.17**	Registration Rights Agreement, dated as of December 12, 2024, by and among HA Sustainable Infrastructure Capital, Inc., Hannon Armstrong Sustainable Infrastructure L.P., Hannon Armstrong Capital, LLC, HAT Holdings I LLC, HAT Holdings II LLC, HAC Holdings I LLC, and HAC Holdings II LLC and the initial purchasers party thereto (incorporated by reference to Exhibit 4.1 on the Registrant’s Form 8-K (No. 001-35877), filed on December 12, 2024).
4.18**	Registration Rights Agreement, dated as of June 24, 2026, by and among HA Sustainable Infrastructure Capital, Inc., the guarantors party thereto and the representatives of the Initial Purchasers party thereto (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-K (No. 001-35877), filed on June 26, 2026).
5.1+	Opinion of Clifford Chance US LLP (including consent of such firm).
21.1**	List of subsidiaries of HA Sustainable Infrastructure Capital, Inc. (incorporated by reference to Exhibit 21.1 on the Registrant’s Form 10-K (No. 001-35877), filed on February 13, 2026).
22.1+	List of Subsidiary Guarantors.
23.1+	Consent of Clifford Chance US LLP (included in Exhibit 5.1).
23.2+	Consent of Ernst & Young LLP for HA Sustainable Infrastructure Capital, Inc.
23.3+	Consent of PricewaterhouseCoopers LLP for Daggett Renewable HoldCo LLC.
23.4+	Consent of Ernst & Young LLP for Daggett Renewable HoldCo LLC.
23.5+	Consent of CohnReznick LLP for Palmetto HASI Holdings LLC.
25.1+	Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank Trust Company, National Association (Form T-1).
99.1+	Form of Letter of Transmittal.
99.2+	Form of Notice of Guaranteed Delivery.
107+	Filing Fee Table.

**
Incorporated by reference.

+
Filed herewith

Item 22.   Undertakings.
(a)
The undersigned registrant hereby undertakes:

(1)
to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by section 10(a)(3) of the Securities Act of 1933,

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fees Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)
to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)
that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)
that, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, an undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)
any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(b)
Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)
Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)
Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Annapolis, in the State of Maryland, on August 10, 2026.
HA SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.
By:	/s/ Jeffrey A. Lipson Name: Jeffrey A. Lipson Title: Chief Executive Officer and President
KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints each of Jeffrey A. Lipson and Charles W. Melko, and each of them with full power to act without the other, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or such person’s substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Jeffrey A. Lipson Jeffrey A. Lipson	Chief Executive Officer and President (Principal Executive Officer) of the registrant	August 10, 2026
/s/ Charles W. Melko Charles W. Melko	Chief Financial Officer, Treasurer and Senior Managing Director (Principal Financial Officer) of the registrant	August 10, 2026
/s/ Michelle E. Whicher Michelle E. Whicher	Chief Accounting Officer and Senior Managing Director (Principal Accounting Officer) of the registrant	August 10, 2026
/s/ Jeffrey W. Eckel Jeffrey W. Eckel	Director of the registrant	August 10, 2026
/s/ Teresa M. Brenner Teresa M. Brenner	Director of the registrant	August 10, 2026
/s/ Clarence D. Armbrister Clarence D. Armbrister	Director of the registrant	August 10, 2026

Signature	Title	Date
/s/ Nancy C. Floyd Nancy C. Floyd	Director of the registrant	August 10, 2026
/s/ Steven G. Osgood Steven G. Osgood	Director of the registrant	August 10, 2026
/s/ Lizabeth A. Ardisana Lizabeth A. Ardisana	Director of the registrant	August 10, 2026
/s/ Kimberly A. Reed Kimberly A. Reed	Director of the registrant	August 10, 2026
/s/ Barry E. Welch Barry E. Welch	Director of the registrant	August 10, 2026
/s/ Laura A. Schulte Laura A. Schulte	Director of the registrant	August 10, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Annapolis, in the State of Maryland, on August 10, 2026.
HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE, L.P.
By: HA Sustainable Infrastructure Capital, Inc., its general partner
By:	/s/ Jeffrey A. Lipson Name: Jeffrey A. Lipson Title: Chief Executive Officer and President
By: HAC Holdings I LLC, its general partner
By:	/s/ Jeffrey A. Lipson Name: Jeffrey A. Lipson Title: Chief Executive Officer and President
By: HAC Holdings II LLC, its general partner
By:	/s/ Jeffrey A. Lipson Name: Jeffrey A. Lipson Title: Chief Executive Officer and President

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints each of Jeffrey A. Lipson and Charles W. Melko, and each of them with full power to act without the other, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or such person’s substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Jeffrey A. Lipson Jeffrey A. Lipson	Chief Executive Officer and President (Principal Executive Officer) of HA Sustainable Infrastructure Capital, Inc., HAC Holdings I LLC and HAC Holdings II LLC, the General Partners of the registrant	August 10, 2026
/s/ Charles W. Melko Charles W. Melko
Chief Financial Officer, Treasurer and Senior Managing Director (Principal Financial Officer) of HA Sustainable Infrastructure Capital, Inc., the General Partner of the registrant and Chief Financial Officer, Executive Vice President and Treasurer of HAC Holdings I LLC and HAC Holdings II LLC, the General Partners of the registrant
August 10, 2026
/s/ Michelle E. Whicher Michelle E. Whicher
Chief Accounting Officer and Senior Managing Director (Principal Accounting Officer) of HA Sustainable Infrastructure Capital, Inc., the General Partner of the registrant and Chief Accounting Officer and Senior Vice President of HAC Holdings I LLC and HAC Holdings II LLC, the General Partners of the registrant
August 10, 2026
/s/ Jeffrey W. Eckel Jeffrey W. Eckel	Director of HA Sustainable Infrastructure Capital, Inc., the General Partner of the registrant	August 10, 2026

Signature	Title	Date
/s/ Teresa M. Brenner Teresa M. Brenner	Director of HA Sustainable Infrastructure Capital, Inc., the General Partner of the registrant	August 10, 2026
/s/ Clarence D. Armbrister Clarence D. Armbrister	Director of HA Sustainable Infrastructure Capital, Inc., the General Partner of the registrant	August 10, 2026
/s/ Nancy C. Floyd Nancy C. Floyd	Director of HA Sustainable Infrastructure Capital, Inc., the General Partner of the registrant	August 10, 2026
/s/ Steven G. Osgood Steven G. Osgood	Director of HA Sustainable Infrastructure Capital, Inc., the General Partner of the registrant	August 10, 2026
/s/ Lizabeth A. Ardisana Lizabeth A. Ardisana	Director of HA Sustainable Infrastructure Capital, Inc., the General Partner of the registrant	August 10, 2026
/s/ Kimberly A. Reed Kimberly A. Reed	Director of HA Sustainable Infrastructure Capital, Inc., the General Partner of the registrant	August 10, 2026
/s/ Barry E. Welch Barry E. Welch	Director of HA Sustainable Infrastructure Capital, Inc., the General Partner of the registrant	August 10, 2026
/s/ Laura A. Schulte Laura A. Schulte	Director of HA Sustainable Infrastructure Capital, Inc., the General Partner of the registrant	August 10, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Annapolis, in the State of Maryland, on August 10, 2026.
HANNON ARMSTRONG CAPITAL, LLC
By:	/s/ Jeffrey A. Lipson Name: Jeffrey A. Lipson Title: Chief Executive Officer and President

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints each of Jeffrey A. Lipson and Charles W. Melko, and each of them with full power to act without the other, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or such person’s substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the date indicated.
Signature	Title	Date
/s/ Jeffrey A. Lipson Jeffrey A. Lipson	Chief Executive Officer and President (Principal Executive Officer) of the registrant	August 10, 2026
/s/ Charles W. Melko Charles W. Melko	Chief Financial Officer, Executive Vice President and Treasurer (Principal Financial Officer) of the registrant	August 10, 2026
/s/ Michelle E. Whicher Michelle E. Whicher	Chief Accounting Officer and Senior Vice President (Principal Accounting Officer) of the registrant	August 10, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Annapolis, in the State of Maryland, on August 10, 2026.
HAT HOLDINGS I LLC HAT HOLDINGS II LLC
By:	/s/ Jeffrey A. Lipson Name: Jeffrey A. Lipson Title: President

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints each of Jeffrey A. Lipson and Charles W. Melko, and each of them with full power to act without the other, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or such person’s substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the date indicated.
Signature	Title	Date
/s/ Jeffrey A. Lipson Jeffrey A. Lipson	President of the registrants and Chief Executive Officer and President (Principal Executive Officer) of Hannon Armstrong Capital, LLC, the Sole Member of the registrants	August 10, 2026
/s/ Charles W. Melko Charles W. Melko
Chief Financial Officer, Executive Vice President and Treasurer of the registrants and Chief Financial Officer, Executive Vice President and Treasurer (Principal Financial Officer) of Hannon Armstrong Capital, LLC, the Sole Member of the registrants
August 10, 2026
/s/ Michelle E. Whicher Michelle E. Whicher
Chief Accounting Officer and Senior Vice President of the registrants and Chief Accounting Officer and Senior Vice President of the registrants (Principal Accounting Officer) of Hannon Armstrong Capital, LLC, the Sole Member of the registrants
August 10, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Annapolis, in the State of Maryland, on August 10, 2026.
HAC HOLDINGS I LLC HAC HOLDINGS II LLC
By:	/s/ Jeffrey A. Lipson Name: Jeffrey A. Lipson Title: Chief Executive Officer and President

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints each of Jeffrey A. Lipson and Charles W. Melko, and each of them with full power to act without the other, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or such person’s substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the date indicated.
Signature	Title	Date
/s/ Jeffrey A. Lipson Jeffrey A. Lipson
Chief Executive Officer and President of the registrants and (Principal Executive Officer) and Chief Executive Officer and President of HA Sustainable Infrastructure Capital, Inc., the Sole Member of the registrants
August 10, 2026
/s/ Charles W. Melko Charles W. Melko
Chief Financial Officer, Executive Vice President and Treasurer of the registrants and Chief Financial Officer, Treasurer and Senior Managing Director (Principal Financial and Accounting Officer) of HA Sustainable Infrastructure Capital, Inc., the Sole Member of the registrants
August 10, 2026
/s/ Michelle E. Whicher Michelle E. Whicher
Chief Accounting Officer and Senior Vice President of the registrants and Chief Accounting Officer and Senior Managing Director (Principal Accounting Officer) of HA Sustainable Infrastructure Capital, Inc., the Sole Member of the registrants
August 10, 2026